UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant  ☑                              Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule Pursuant to § 240.14a-12

SURMODICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

SURMODICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of SurModics, Inc. (the “Company”) will be held on February 17, 2016, at 4:00 p.m. (Minneapolis time), as a virtual meeting at www.virtualshareholdermeeting.com/SRDX. Shareholders will be asked to:

1. Elect two (2) Class II directors;

2. Set the number of directors at six (6);

3. Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2016;

4. Approve, in a non-binding advisory vote, the Company’s executive compensation;

5. Approve an amendment to the Company’s 2009 Equity Incentive Plan; and

6. Approve an amendment to the Company’s 1999 Employee Stock Purchase Plan.

Only shareholders of record at the close of business on December 21, 2015, are entitled to receive notice of and to vote at the meeting or any adjournment of the meeting.

To vote your shares, we ask that you follow the instructions in the notice of internet availability of proxy materials or the proxy card that you received in the mail.

Your vote is very important. Whether or not you plan to attend the meeting, please vote at your earliest convenience. Prompt voting will save the Company the expense of further requests.

Very truly yours,

Susan E. Knight

Chair of the Board

Eden Prairie, Minnesota

January 8, 2016

All shareholders are cordially invited to attend the virtual annual meeting of shareholders at www.virtualshareholdermeeting.com/SRDX. Whether or not you expect to attend, please vote over the Internet at www.proxyvote.com or by telephone at 1-800-690-6903. Alternatively, you may request a paper proxy card, which you may complete, sign and return by mail.

SURMODICS, INC.

Annual Meeting of Shareholders

February 17, 2016

PROXY STATEMENT

INTRODUCTION

This proxy statement is furnished to shareholders of SurModics, Inc. in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the virtual annual meeting of shareholders to be held on February 17, 2016 (the “Annual Meeting”), at 4:00 p.m. Central Standard Time, or any adjournments or postponements thereof. This proxy statement and the form of proxy, along with the Annual Report for the fiscal year ended September 30, 2015, is being first sent or given to shareholders on or about January 8, 2016.

The mailing address of the principal executive office of the Company is 9924 West 74th Street, Eden Prairie, Minnesota 55344. The Company expects that the Notice Regarding Availability of Proxy Materials (the “Notice”) and proxy materials will first be mailed to shareholders on or about January 8, 2016.

Solicitation of Proxies

The Company will pay all solicitation expenses in connection with this proxy statement and related proxy soliciting material of the Board, including the preparation and assembly of the proxies and soliciting material. In addition to the use of the mails, proxies may be solicited personally or by mail, telephone, fax or by our directors, officers and regular employees who will not be additionally compensated for any such services.

If You Hold Your Shares in “Street Name”

If you hold your shares in “street name”, i.e., through a bank, broker or other holder of record (a “custodian”), your custodian is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares with respect to “non-routine” items. Please note that if you intend to vote your street name shares in person at the Annual Meeting, you must provide a “legal proxy” from your custodian at the Annual Meeting.

Revocation of a Proxy

Any shareholder giving a Proxy may revoke it at any time prior to its use at the meeting by giving written notice of the revocation to the Secretary of the Company, or by submitting a subsequent Proxy by internet or mail. Attendance at the virtual meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to the Secretary of the Company before the revoked or superseded Proxy is used at the virtual meeting. Proxies not revoked will be voted in accordance with the choices specified by shareholders by means of the ballot provided on the Proxy for that purpose.

Requesting Paper Copies and Voting

Pursuant to Securities and Exchange Commission (the “SEC”) rules related to the availability of proxy materials, we have chosen to make our proxy statement and related materials, including our annual report to shareholders, available online to our shareholders and, as permitted by the rules, paper copies of these materials will only be provided upon request. We are providing to our shareholders (other than those who previously requested electronic or paper delivery) the Notice containing instructions on how to access this proxy statement and related materials online. If your shares are held in “street name”, the Notice will be forwarded to you by your custodian. If you received the Notice by mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may vote your shares, including via the internet. If you previously requested electronic delivery, you will still receive an e-mail providing you the Notice, and if you previously requested paper delivery, you will still receive a paper copy of the proxy materials by mail.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed December 21, 2015, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on December 21, 2015, 12,996,040 shares of the Company’s common stock were issued and outstanding. Common stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of common stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of common stock are not entitled to cumulative voting rights. If a shareholder votes, the shares will be counted as part of the quorum.

Vote Required

The affirmative vote of a plurality of the shares of common stock present at the Annual Meeting (including by proxy) and entitled to vote is required for the election to the Board of each of the nominees for director. Shareholders do not have the right to cumulate their votes in the election of directors. “Plurality” means that the individuals who receive the greatest number of votes cast “For” are elected as directors. Accordingly, the two nominees for director receiving the highest vote totals will be elected as directors of the Company. The vote to approve our executive compensation is advisory and not binding on our Board of Directors. However, our Board will consider our shareholders to have approved our executive compensation if the number of votes “For” Proposal 4 exceeds the number of votes “Against” Proposal 4.

The affirmative vote of the holders of the greater of (1) a majority of the shares of our common stock present (including by proxy) and entitled to vote on the proposal or (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting is required for approval of the other proposals presented in this Proxy Statement. A shareholder who abstains with respect to the election of directors and the advisory vote on executive compensation will not have any effect on the outcome of these proposals. A shareholder who abstains with respect to any proposal other than the election of directors and the advisory vote on executive compensation will have the effect of casting a negative vote on that proposal. A shareholder who does not vote at the Annual Meeting on a proposal (including by proxy) is not deemed to be present for the purpose of determining whether a proposal has been approved.

Custodians cannot vote on their customers’ behalf on “non-routine” proposals such as Proposal 1, the election of directors, Proposal 2, board size, Proposal 4 related to executive compensation, Proposal 5 related to an amendment to the Company’s 2009 Equity Incentive Plan, and Proposal 6 related to an amendment to the Company’s 1999 Employee Stock Purchase Plan. Because custodians require their customers’ direction to vote on such non-routine matters, it is critical that shareholders provide their custodians with voting instructions. On the other hand, Proposal 3, ratification of the appointment of our independent registered public accounting firm, is a “routine” matter for which custodians do not need voting instruction in order to vote shares.

For vote requirement purposes for Proposals 1, 2, 4, 5 and 6 broker non-votes are considered to be shares present by proxy at the Annual Meeting but are not considered to be shares “entitled to vote” or “votes cast” on such items at the Annual Meeting.

PRINCIPAL SHAREHOLDERS

The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock as of December 21, 2015. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Shares Beneficially Owned		Percent of Class(1)
Blackrock Inc.	1,445,813	(2)	11.1%
40 East 52nd Street
New York, NY 10022
Wellington Management Company, LLP	1,209,145	(3)	9.3%
280 Congress Street
Boston, MA 02210
Royce & Associates, LLC	718,400	(4)	5.5%
745 Fifth Avenue
New York, NY 10151

(1)	In accordance with the requirements of the Securities and Exchange Commission, Percent of Class for a person or entity is calculated based on outstanding shares plus shares deemed beneficially owned by that person or entity by virtue of the right to acquire such shares as of December 21, 2015, or within sixty days of such date.

(2)	Based on Schedule 13G filed on January 9, 2015 by BlackRock, Inc., which reported sole voting power, and sole dispositive power as follows: sole voting power — 1,410,124 shares; and sole dispositive power — 1,445,813 shares.

(3)	Based on a Schedule 13G filed on February 12, 2015, which reported shared voting power, and shared dispositive power as follows: shared voting power — 695,875 shares; and shared dispositive power — 1,209,145 shares.

(4)	Based on a Schedule 13G filed on January 28, 2015, which reported sole voting power, and sole dispositive power as follows: sole voting power — 718,400 shares; and sole dispositive power — 718,400 shares.

MANAGEMENT SHAREHOLDINGS

The following table sets forth the number of shares of common stock beneficially owned as of December 21, 2015, by each executive officer of the Company named in the Summary Compensation Table, by each current director of the Company and by all directors and executive officers (including the named executive officers) as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name of Beneficial Owner or Identity of Group	Current Holdings	Acquirable within 60 days(1)	Aggregate Number of Common Shares Beneficially Owned	Percent of Class(2)
Gary R. Maharaj	93,815	187,857	281,672	2.2%
Joseph J. Stich	25,105	88,841	113,946	*
Charles W. Olson(3)	23,031	90,567	113,598	*
John W. Benson	4,268	70,087	74,355	*
Jose H. Bedoya	70	71,637	71,707	*
Bryan K. Phillips	27,166	41,443	68,609	*
Susan E. Knight	2,000	65,849	67,849	*
Andrew D. C. LaFrence	7,260	27,722	34,982	*
David R. Dantzker, M.D.	500	23,182	23,682	*
Ronald B. Kalich	—	13,506	13,506	*
Shawn T. McCormick	—	—	—	*
All executive officers and directors as a group (13 persons)	202,702	729,426	932,128	7.2%

*	Less than 1%

(1)	Includes shares issuable upon the exercise of stock options that are exercisable on December 21, 2015, or within 60 days thereafter, and restricted stock units and deferred stock units that are vested on December 21, 2015, or will become vested within 60 days thereafter.

(2)	See footnote (1) to preceding table.

(3)	Includes 800 shares held in an IRA, over which Mr. Olson has sole voting and investment power.

ELECTION OF DIRECTORS

(Proposals #1 and #2)

General Information

The Bylaws of the Company provide that the number of directors, which shall not be less than three, shall be determined annually by the shareholders. The Company’s Corporate Governance and Nominating Committee and Board of Directors have recommended that the number of directors be set at six (6) at the Annual Meeting. The reduction in the size of the Board from our current seven (7) directors reflects the retirement of John W. Benson which was disclosed on a Current Report on Form 8-K filed on December 23, 2015. Mr. Benson’s retirement will become effective at the conclusion of the Annual Meeting. The Corporate Governance and Nominating Committee may seek additional qualified candidates to serve on the Board. In the event that such a qualified candidate is identified, the Board may vote to increase its size and appoint an additional director as permitted by the Bylaws.

The Bylaws also provide for the election of three classes of directors with terms staggered so as to require the election of only one class of directors each year, and further that each class be equal in number, or as nearly as possible. Only directors who are members of Class II will be elected at the Annual Meeting. Each Class II director will be elected to a three-year term and, therefore, will hold office until the Company’s 2019 annual meeting of shareholders and until his or her successor has been duly elected and qualified, or until his or her resignation or removal from office. The terms of Class III and I directors continue until the 2017 and 2018 annual meetings, respectively.

The Corporate Governance and Nominating Committee has recommended, and the Board of Directors selected, Ronald B. Kalich and Shawn T. McCormick as the Board’s nominees for election as Class II directors. Each of these nominees has indicated a willingness to serve as a director if elected and has consented to be named in the proxy statement. Neither of these nominees has been previously elected by our shareholders. Mr. Kalich was recommended to our Corporate Governance and Nominating Committee as a potential director candidate by Gary R. Maharaj. Mr. McCormick was recommended to our Corporate Governance and Nominating Committee as a potential director candidate by Andrew D. C. LaFrence. Brief biographical profiles of Messrs. Kalich and McCormick, and each of our other directors whose term will continue after the Annual Meeting are provided below. The Proxy will be voted for any of such nominees unless the Proxy withholds a vote for one or more nominees. If, prior to the meeting, it should become known that either of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee as is recommended or selected by the Corporate Governance and Nominating Committee and the Board of Directors or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve.

A plurality of votes cast is required for the election of directors. However, under the Company’s Corporate Governance Guidelines, any nominee for director in an uncontested election (i.e., an election where the only nominees are those recommended by the Board of Directors) who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) will, within five business days of the certification of the shareholder vote by the inspector of elections, tender a written offer to resign from the Board of Directors. The Corporate Governance and Nominating Committee will promptly consider the resignation offer and recommend to the Board of Directors whether to accept it. The Nominating and Corporate Governance Committee will consider all factors its members deem relevant in considering whether to recommend acceptance or rejection of the resignation offer, including, without limitation:

•	the perceived reasons why shareholders withheld votes ‘for’ election from the director;

•	the length of service and qualifications of the director;

•	the director’s contributions to the Company;

•	compliance with listing standards;

•	the purpose and provisions of these principles; and

•	the best interests of the Company and its shareholders.

Any director who tenders his or her offer to resign from the Board pursuant to this provision shall not participate in the Corporate Governance and Nominating or Board deliberations regarding whether to accept the offer of resignation. The Board will act on the Corporate Governance and Nominating Committee’s recommendation within 90 days following the certification of the shareholder vote by the inspector of elections, which action may include, without limitation:

•	acceptance of the offer of resignation;

•	adoption of measures intended to address the perceived issues underlying the Majority Withheld Vote; or

•	rejection of the resignation offer.

Thereafter, the Board will disclose its decision whether to accept the director’s resignation offer and the reasons for rejecting the offer, if applicable, in a current report on Form 8-K to be filed with the Securities and Exchange Commission within four business days of the Board’s determination.

The following information is provided with respect to each director whose term will continue after the Annual Meeting and each director nominee:

Name	Age	Position with Company
José H. Bedoya(1)(3)	59	Director
David R. Dantzker, M.D.(1)(3)	72	Director
Ronald B. Kalich(1)(2)	68	Director
Susan E. Knight(2)	61	Chair of the Board
Gary R. Maharaj	52	Director, President and Chief Executive Officer
Shawn T. McCormick(2)(3)	51	Director

(1)	Member of the Organization and Compensation Committee, of which Mr. Benson is the Chair. Following Mr. Benson’s retirement at the conclusion of the Annual Meeting, Dr. Dantzker will serve as the Chair of the Organization and Compensation Committee.

(2)	Member of the Audit Committee, of which Mr. Kalich is the Chair.

(3)	Member of the Corporate Governance and Nominating Committee, of which Mr. Bedoya is the Chair.

José H. Bedoya (Class III) has been a director of the Company since 2002. Mr. Bedoya served as President and Chief Executive Officer of Otologics, LLC, a Colorado-based technology company he founded in 1996, until 2015. Otologics filed for Chapter 11 bankruptcy protection in July 2012. From 1986 to 1996, Mr. Bedoya held a number of positions at Storz Instrument Company, then a division of American Cyanamid and later a division of American Home Products, including Director of Operations, Director of Research and Director of Commercial Development. Prior to that, he served as Vice President of Research and Development for Bausch & Lomb’s surgical division.

Mr. Bedoya brings to the board significant business, operational and management experience in the medical device, medical instruments and related industries. Additionally, his experience brings executive decision making, analytical and strategic planning skills gained as a chief executive. Mr. Bedoya serves as the Chair of our Corporate Governance and Nominating Committee.

David Dantzker, M.D. (Class I) has been a director of the Company since January 2011. Dr. Dantzker has been a Partner at Wheatley MedTech Partners L.P., a venture capital fund, since 2001. He manages Wheatley’s Life Science and Healthcare investments. From 1997 to 2000, Dr. Dantzker was President of North Shore-LIJ Health System, a large academic health care system. He also co-founded the North Shore-LIJ Research Institute to direct and coordinate basic science research for the North Shore-LIJ Health System. He is a former Chair of the American Board of Internal Medicine, the largest physician-certifying board in the United States. Dr. Dantzker served on the board of directors of Datascope Corp. from January 2008 until its sale in January 2009. Dr. Dantzker holds a B.A. in Biology from New York University, and received his M.D. from the State University of New York at Buffalo School of Medicine. Dr. Dantzker sits on the boards of several Wheatley MedTech portfolio companies including Oligomerix, Inc., Care Management Technologies and Visionsense, Ltd. (all of which are private companies). He served on the board of Comprehensive Clinical Development, an entity that filed for Chapter 11 bankruptcy protection in March 2013. Dr. Dantzker has also served on the faculty and in leadership positions of four major research-oriented medical schools, has authored or co-authored 130 research papers and five textbooks and is an internationally recognized expert in the area of pulmonary medicine and critical care.

His extensive management experience in a variety of roles, and board leadership experience, as well as his extensive knowledge of the medical industry, enable Dr. Dantzker to provide the Company with valuable financial and executive insights.

Ronald B. Kalich (Class II) has been a director of the Company since February 2014. Mr. Kalich has been a private investor since 2007. Mr. Kalich served as a Director and as President and Chief Executive Officer of FastenTech, Inc. from 2000 to 2007. He was President and Chief Executive Officer of National-Standard

Company from 1999 to 2000 and President and Chief Executive Officer of Getz Bros. & Co., Inc. from 1994 to 1999. He is also a Director of H-E Parts International and past Chairman and Director of Arizant, Inc.

Mr. Kalich qualifications to serve on our Board include more than 40 years of business, operational and management experience. Mr. Kalich’s extensive experience in multiple industries together with his management experience in a variety of roles enable him to provide the Board with valuable executive insights.

Susan E. Knight (Class III) has been a director of the Company since 2008. From 2001 until 2014, she served in a variety of senior leadership positions at MTS Systems Corporation (“MTS”), a leading global supplier of test systems and industrial position sensors. From 2011 to 2014, she served as Senior Vice President and Chief Financial Officer of MTS. From 2001 to 2011, she served as Vice President and Chief Financial Officer of MTS. Prior to her positions with MTS, from 1977 to 2001, Ms. Knight served in various executive and management positions with Honeywell Inc., last serving as the Chief Financial Officer of the global Home and Building Controls division. Ms. Knight also serves on the board of the Greater Metropolitan Housing Corporation. Ms. Knight also served on the board of Plato Learning, Inc., from 2006 to 2010, where she served on the Audit Committee, including as Chair from 2009 to 2010, and on the Governance and Nominating and a Special Committee from 2009 to 2010.

As a former Chief Financial Officer of a publicly traded company, Ms. Knight brings significant audit, financial reporting, corporate finance and risk management experience to the board. She has extensive understanding of the board’s role and responsibilities based on her prior service on the board of another public company. Ms. Knight qualifies as an “audit committee financial expert” as defined by SEC rules.

Gary R. Maharaj (Class I) has served as a director and our President and Chief Executive Officer since December 2010. Prior to joining SurModics, Mr. Maharaj served as President and Chief Executive Officer of Arizant Inc., a provider of patient temperature management systems in hospital operating rooms, from 2006 to 2010. Previously, Mr. Maharaj served in several senior level management positions for Augustine Medical, Inc. (predecessor to Arizant Inc.) from 1996 to 2006, including Vice President of Marketing, and Vice President of Research and Development. During his over 28 years in the medical device industry, Mr. Maharaj has also served in various management and research positions for the orthopedic implant and rehabilitation divisions of Smith & Nephew, PLC. He has been a director of NVE Corporation, a public technology company since 2014, and serves as a member of the audit committee and as a member of the nominating and corporate governance committee. Mr. Maharaj holds an M.B.A. from the University of Minnesota’s Carlson School of Management, an M.S. in biomedical engineering from the University of Texas at Arlington and the University of Texas Southwestern Medical Center at Dallas, and a B.Sc. in Physics from the University of the West Indies.

Mr. Maharaj brings to the board strong experience in the medical technology industry, as well as leadership, strategic planning, and operating experience gained as a chief executive officer of a medical technology company.

Shawn T. McCormick (Class II) has been a director of the Company since December 2015. From 2012 to 2015, Mr. McCormick served as Chief Financial Officer of Tornier N.V., a public medical device company acquired by Wright Medical Group, Inc. From 2011 to 2012, Mr. McCormick was Chief Operating Officer of Lutonix, Inc., a medical device company acquired by C. R. Bard, Inc. From 2009 to 2010, Mr. McCormick served as Senior Vice President and Chief Financial Officer of ev3 Inc., a public endovascular device company acquired by Covidien plc in 2010. From 2008 to 2009, Mr. McCormick served as Vice President, Corporate Development at Medtronic, Inc., a public medical device company, where he was responsible for leading Medtronic’s worldwide business development activities. From 2007 to 2008, Mr. McCormick served as Vice President, Corporate Technology and New Ventures of Medtronic. From 2002 to 2007, Mr. McCormick was Vice President, Finance for Medtronic’s Spinal, Biologics and Navigation business. Prior to that, Mr. McCormick held various other positions with Medtronic. Prior to joining Medtronic, he spent four years with the public accounting firm KPMG Peat Marwick. He has been a director of Entellus Medical, Inc., a public medical device company, since 2014, and serves as the chairman of its audit committee and as a member of its nominating and corporate governance committee. He also serves as a director of Nevro Corp., a public medical device company, since 2014, and serves as the chairman of its audit committee. Mr. McCormick earned his M.B.A. from the University of Minnesota’s Carlson School of Management and his B.S. in Accounting from Arizona State University. He is a Certified Public Accountant.

We believe that Mr. McCormick is qualified to serve on our Board due to his financial expertise and extensive management experience in a variety of roles at companies in the medical device industry. He also brings to the Board experience as a director and member of the audit committee of other public companies in the medical device industry. Mr. McCormick qualifies as an “audit committee financial expert” as defined by SEC rules.

The Board of Directors unanimously recommends that the shareholders vote FOR the election of each of the Board’s nominees and to set the Board at six directors.

DIRECTOR COMPENSATION

The Company’s Board Compensation Policy (the “Policy”) provides cash and equity compensation to our non-employee directors for their service on the Board and its committees as discussed below. On a periodic basis, the Organization and Compensation Committee reviews the Policy to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform our Board’s duties and to compensate our directors fairly for their services. The review includes the consideration of qualitative and comparative factors. To ensure directors are compensated relative to the scope of their responsibilities, the Organization and Compensation Committee considers: (1) the time and effort involved in preparing for Board and committee meetings and the additional duties assumed by committee chairs and our Chair; (2) the risks associated with fulfilling fiduciary duties; and (3) the compensation paid to directors at the same peer group of companies used to assess the competitiveness of our executive compensation programs (as discussed below). The Policy was last reviewed and amended in April 2015.

Cash Compensation.    During fiscal 2015, each of our non-employee directors was paid an annual retainer of $35,000. Our non-employee directors are also eligible to receive additional annual retainers as follows:

•	the chair of the Board will receive an additional annual cash retainer of $35,000;

•	the chair of the Audit Committee will receive an additional annual cash retainer of $15,000, and the non-chair members of that committee will receive an additional annual cash retainer of $6,000;

•

the chair of the Organization and Compensation Committee will receive an additional annual cash retainer of $8,500, and the non-chair members of that committee will receive an additional annual cash retainer of $4,500; and

•

the chair of the Corporate Governance and Nominating Committee will receive an additional annual cash retainer of $6,500, and the non-chair members of that committee will receive an additional annual cash retainer of $3,500.

The cash retainers are paid quarterly following the completion of each calendar quarter. Furthermore, the cash retainers are reduced by 25% if a non-employee director does not attend at least 75% of the total meetings of the Board and board committees on which such director served during the year.

In April 2015, the Board approved increases to the annual cash retainers paid for committee service as follows, which increases became effective at the beginning of our fiscal 2016: (a) the annual cash retainer paid to the chair of the Audit Committee will be $16,000, and the annual cash retainer paid to non-chair members of that committee will be $6,500; (b) the annual cash retainer paid to the chair of the Organization and Compensation Committee will be $12,000, and the annual cash retainer paid to non-chair members of that committee will be $5,000; and (c) the annual cash retainer paid to the chair of the Corporate Governance and Nominating Committee will be $8,000, and the annual cash retainer paid to non-chair members of that committee will be $4,000.

Equity Compensation.    In addition to the cash compensation described above, each of our non-employee directors also receive stock awards as compensation for their service on the Board. Upon a director’s initial election or appointment to the Board, such director will be awarded an equity grant having a value of $60,000, one-half of such award will be in the form of a nonqualified stock option to purchase shares of the Company’s common stock (as estimated using the black-scholes option pricing model as of the date of the grant) and the other half will be in the form of restricted stock units (“RSUs”). Additionally, on the date of the Board’s first regularly scheduled meeting during each fiscal year, each non-employee director will be awarded an equity grant having a value of $60,000 (on a pro-rata basis for directors who served on the Board for less than the entire preceding fiscal year), one-half of such award will be in the form of stock options and the other half will be in the form of RSUs. Stock options granted under the Policy (a) have a seven-year term, (b) vest ratably on a monthly basis and become fully vested on the first anniversary of the date of grant, and (c) have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. RSUs granted under the Policy vest ratably on a monthly basis and become fully vested on the first anniversary of the date of grant.

Stock in Lieu of Cash Compensation.    A director may elect annually to receive all or a portion of their cash retainers in the form of deferred stock units that are vested upon issuance (“DSUs”). Each DSU award will be granted on the date any regular annual cash retainer would have otherwise been paid and the number of units covered by such award will be determined using the fair market value of the Company’s common stock on such date. Each such DSU award would be settled in shares of the Company’s common stock after the non-employee director leaves the Board.

Dividend Equivalents.    To the extent the Company pays a dividend, each non-employee director will have the right to receive dividend equivalents for each RSU and DSU held by such director on the record date for the payment of such dividend. The dividend equivalents will be treated as reinvested in an additional number of RSUs and DSUs which will be determined by dividing (a) the cash amount of any such dividend that would have been paid if the RSUs held by the director were outstanding shares of Company stock by (b) the fair market value of the Company’s common stock (i.e., the closing price) on the applicable dividend payment date.

Non-Employee Director Stock Ownership.    The Board of Directors has established equity ownership guidelines for all non-employee directors. For a description of the equity ownership guidelines, see “Corporate Governance — Equity Ownership Guidelines.”

Other Compensation.    All non-employee directors are reimbursed for their reasonable travel-related expenses incurred in attending board and committee meetings. Additionally, in connection with his service as the Chair of our Board, the Company provided Mr. Ward with a part-time administrative assistant which, during fiscal 2015, had a value of $19,701.

Summary of Fiscal 2015 Director Compensation

The Director Compensation table below reflects all compensation awarded to, earned by or paid to the Company’s non-employee directors during fiscal 2015. Compensation for Gary R. Maharaj, our President and Chief Executive Officer, is set forth below under the heading “Executive Compensation and Other Information.”

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	All Other Compensation($)(5)	Total Compensation ($)
Susan E. Knight	66,029	30,000	30,000	—	126,029
Scott R. Ward(6)	29,575	30,000	30,000	19,701	109,276
José H. Bedoya	—	77,500	30,000	—	107,500
John W. Benson	35,250	41,750	30,000	—	107,000
David R. Dantzker, M.D	—	73,000	30,000	—	103,000
Ronald B. Kalich(6)	11,375	63,159	23,836	—	98,370
Gerald B. Fischer(6)	15,464	30,000	30,000	—	75,464
Timothy S. Nelson(6)	19,224	23,836	23,836	—	66,896

(1)	Represents the amount of cash retainers earned by or paid to directors in fiscal 2015 for Board and committee service. Pursuant to our Board Compensation Policy, Messrs. Bedoya, Benson, Kalich and Dr. Dantzker each elected to receive all or a portion of their respective cash compensation in the form of DSUs. The portion of the cash retainers paid to each such director in the form of RSUs is included in the column entitled, “Stock Awards.”

(2)	Reflects the aggregate grant date fair value dollar amount of restricted stock units granted in fiscal 2015 computed in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC 718”). Messrs. Bedoya, Benson, Kalich and Dr. Dantzker each elected to receive all or a portion of their respective cash compensation in the form of DSUs, which election resulted in the following number of fully vested DSUs being granted during fiscal 2015: Mr. Bedoya, 2,043; Mr. Benson, 531, Dr. Dantzker, 1,849; and Mr. Kalich, 1,667.

(3)	Reflects the aggregate grant date fair value dollar amount of stock option awards granted in fiscal 2015 computed in accordance with ASC 718, but excludes any impact of assumed forfeiture rates.

(4)	The aggregate number of stock options, restricted stock units and deferred stock units held by each of our continuing non-employee directors as of September 30, 2015, was as follows:

Name	Stock Options	Restricted Stock Units	Deferred Stock Units
José H. Bedoya	75,666	4,207	5,788
John W. Benson	75,666	4,207	4,238
David R. Dantzker, M.D	12,688	4,207	5,311
Ronald B. Kalich	8,528	2,335	1,667
Susan E. Knight	68,166	4,207	—

(5)	Reflects the value of a part-time administrative assistant provided to Mr. Ward in connection with his service as Board chair.

(6)	In accordance with the Policy, the value of the stock awards to Messrs. Kalich and Nelson were pro-rated based on the length of their service following their appointment to the Board on February 17, 2014. Mr. Fischer’s service on our Board ended on February 4, 2015. Messrs. Nelson and Ward ended their service on our Board on March 3, 2015.

CORPORATE GOVERNANCE

The Company’s business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and the Company’s Articles of Incorporation and Bylaws. Certain corporate governance practices that the Company follows are summarized below.

Code of Ethics and Business Conduct

We have adopted the SurModics Code of Ethics and Business Conduct (the “Code of Conduct”), which applies to our directors, officers and employees. The Code of Conduct is publicly available on our website at www.surmodics.com under the caption Investors/Corporate Governance. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the Code of Conduct, to our directors or executive officers, we will disclose the nature of such amendment or waiver on a Current Report on Form 8-K.

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines (the “Guidelines”). The Corporate Governance and Nominating Committee is responsible for overseeing the Guidelines and annually reviews them and makes recommendations to the Board concerning corporate governance matters. The Board may amend, waive, suspend, or repeal any of the Guidelines at any time, with or without public notice, as it determines necessary or appropriate in the exercise of the Board’s judgment or fiduciary duties. We have posted the Guidelines on our web site at www.surmodics.com under the caption Investors/Corporate Governance.

Board Evaluation

The Board and each of its committees follow a process, overseen by the Corporate Governance and Nominating Committee, to determine their effectiveness and opportunities for improvement. Our Guidelines provide that the Board will annually evaluate its performance to determine whether the Board, its committees and its individual members are functioning effectively. Typically, the evaluation process involves each director completing an assessment questionnaire soliciting feedback regarding the effectiveness of the Board and any committee on which the director serves, and opportunities for improvement. Alternatively, the Board or any of its committees may, without the use of questionnaires, engage in discussions concerning their effectiveness. In any event, for both the Board and the relevant committee, the evaluation process is intended to solicit feedback from directors across several areas, including:

•	improving prioritization of issues;

•	improving quality of presentations from management;

•	improving quality of Board or committee discussions on key matters;

•	maintaining an effective relationship between the Board and management;

•	identifying how specific issues in the past year could have been handled better;

•	identifying specific issues which should be discussed in the future; and

•	identifying any other matter of importance to Board or committee functioning.

The Board and each committee, as the case may be, review the results of the assessments and identify areas of focus for future years and any necessary follow-up actions.

Board Role in Risk Oversight

Our Board of Directors, in exercising its overall responsibility to oversee the management of our business, has an active and ongoing role in the management of the risks of our business and considers risks when reviewing the Company’s strategic plan, financial results, corporate development activities, legal and regulatory matters. The Board satisfies this responsibility through regular reports directly from officers responsible for oversight of particular risks within the Company. The Board’s risk management oversight also includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. In addition, the Board of Directors uses its committees to assist in its risk oversight responsibility as follows:

•

The Audit Committee assists the Board of Directors in its oversight of the integrity of the financial reporting of the Company and its compliance with applicable legal and regulatory requirements. It also oversees our internal controls and compliance activities. The Audit Committee discusses risk assessment and management topics, as well as the Company’s major financial and business risk exposures and the steps management has undertaken to monitor and control such exposures. It also meets privately with representatives from the Company’s independent registered public accounting firm.

•	The Organization and Compensation Committee assists the Board of Directors in its oversight of risk relating to the Company’s compensation policies and practices.

Each year, the Organization and Compensation Committee reviews the Company’s compensation policies, programs and procedures, including the incentives they create and mitigating factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Management assessed risk factors associated with specific compensation programs, as well as enterprise-level compensation risk factors. The program-specific risk factors assessed included payout potential, payout as a percentage of total compensation, risk of manipulation, overall plan design and market appropriateness. Enterprise-level risk factors evaluated included the overall compensation mix, consistency between annual and long-term objectives as well as metrics, achievability of performance goals without undue risk-taking, the relationship of long-term awards to the Company’s pay philosophy, stock ownership requirements, the weighting and duration of performance metrics, and the interaction of compensation plans with the Company’s financial performance and strategy. Based on this review, the Organization and Compensation Committee concluded that the Company’s compensation policies, programs and procedures are not reasonably likely to have a material adverse effect on the Company.

Board Leadership Structure

Our Board currently separates the offices of Chair of our Board and CEO by appointing an independent, non-executive chair. While we do not have a written policy with respect to separation of these roles, our Board believes that an independent Board chair permits our CEO to focus on managing his day-to-day responsibilities to our company and facilitates our Board’s independent oversight of our executive officers’ management of strategic direction, operational execution, and business risk, thereby better protecting stockholder value. Ms. Knight serves as our non-executive Board chair. Ms. Knight (a) manages and provides leadership to the Board of Directors, (b) through the Chief Executive Officer, acts as a direct liaison between the Board and the management of the Company, and (c) presides at all meetings of the shareholders and of the Board, including executive sessions of our independent directors.

Related Person Transaction Approval Policy

Our Board of Directors has adopted a written policy for transactions with related persons, as defined in Item 404 of SEC Regulation S-K, which sets forth our policies and procedures for the review, approval or ratification of transactions with related persons which are subject to the policy. Our policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are a participant and a related person has a direct or indirect interest. Our policy, however, exempts the following:

•	our payments of compensation to a related person for that person’s service to us in the capacity or capacities that give rise to the person’s status as a “related person”;

•	transactions available to all of our shareholders on the same terms; and

•	transactions that, when aggregated with the amount of all other transactions between the related person and the Company, involve less than $120,000 in a fiscal year.

We consider the following persons to be related persons under the policy:

•	all of our officers and directors;

•	any nominee for director;

•	any immediate family member of any of our directors, nominees for director or executive officers; and

•	any holder of more than 5% of our common stock, or an immediate family member of any such holder.

The Audit Committee of our Board of Directors must approve any related person transaction subject to this policy before commencement of the related person transaction. The Audit Committee will analyze the following factors, in addition to any other factors the Audit Committee deems appropriate, in determining whether to approve a related person transaction:

•	whether the terms are fair to the Company;

•	whether the transaction is material to the Company;

•	the role the related person has played in arranging the related person transaction;

•	the structure of the related person transaction; and

•	the interests of all related persons in the related person transaction.

The Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon the Company and the related person taking any actions that the Audit Committee deems appropriate.

If one of our executive officers becomes aware of a related person transaction that has not previously been approved under the policy:

•

if the transaction is pending or ongoing, it will be submitted to the Audit Committee promptly and the committee will consider the transaction in light of the standards of approval listed above. Based on this evaluation, the committee will consider all options, including approval, ratification, amendment, denial or termination of the related person transaction; and

•

if the transaction is completed, the committee will evaluate the transaction in accordance with the same standards to determine whether to ratify the transaction, or whether rescission of the transaction is appropriate and feasible.

Transactions with Related Persons.    There were no related person transactions during fiscal 2015 required to be disclosed in this proxy statement.

Equity Ownership Guidelines

Our Board believes that ownership of significant amounts of our stock by our executive officers and directors will help align their interests with those of our shareholders. To that end, our Board has adopted equity ownership guidelines for our directors and executive officers. Under the guidelines, the value of our common stock held by an executive officer or non-employee director is required to be at least:

•	five times the annual base salary for our Chief Executive Officer;

•	three times the annual base salary for our other executive officers (other than our CEO); and

•	five times each non-employee director’s annual cash retainer (excluding any additional retainers provided based on role or committee service).

Until the applicable ownership requirement set forth above is attained, (a) our executive officers (other than the CEO) shall be required to retain ownership of 50% of the “net shares” (as defined below) received, and (b) our CEO and each non-employee director shall be required to retain ownership of 75% of the net shares received. Following attainment of the applicable ownership requirement (and so long as it remains so), (i) our executive officers (other than the CEO) shall be required to hold 50% of the net shares received, and (ii) our CEO and each non-employee director shall be required to hold 75% of the net shares received, in each case, for a period of one year from the date of receipt of such shares. “Net shares” is defined as the number of shares of the Company’s common stock that remain after the exercise of stock options or the vesting of restricted or performance shares less the number of shares that are sold or netted against the award to pay any applicable exercise price or withholding taxes. Shares that count toward meeting the ownership requirements include shares owned outright (directly or indirectly), restricted stock or restricted stock units. Shares that do not count toward meeting the stock ownership requirements include unexercised stock options. As of September 30, 2015, all of our non-employee directors have attained the required ownership guidelines (with the exception of Mr. Kalich and Ms. Knight), and none of our named executive officers have attained the required ownership guidelines. However, because of the requirement to hold a significant percentage of the “net shares” received in connected with the exercise or vesting of stock awards, we believe that our executives and non-employee directors are continuing to make satisfactory progress towards the required ownership guideline.

Majority of Independent Directors; Committees of Independent Directors

Our Board of Directors has determined that Ms. Knight, and Messrs. Bedoya, Benson, Dantzker, Kalich, and McCormick, constituting all of our current directors other than Mr. Maharaj, are independent directors in accordance with rules of The NASDAQ Stock Market since none of them is believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Messrs. Ward, Nelson and Fischer, who served on the Board of Directors for part of fiscal 2015, were also considered independent directors in accordance with the rules of the NASDAQ Stock Market. Mr. Maharaj is not considered independent under the applicable rules of The NASDAQ Stock Market since he serves as an executive officer of the Company.

Each member of the Company’s Audit Committee, Organization and Compensation Committee and Corporate Governance and Nominating Committee has been determined, in the opinion of the Board of Directors, to be independent in accordance with the applicable rules of The NASDAQ Stock Market.

Committee and Board Meetings

The Company’s Board of Directors has three standing committees: the Audit Committee, the Organization and Compensation Committee, and the Corporate Governance and Nominating Committee. Each committee is comprised entirely of independent directors, as currently required under the SEC’s rules and regulations and the NASDAQ listing standards, and each committee is governed by a written charter approved by the Board. These charters form an integral part of our corporate governance policies, and a copy of each charter is available on our website at www.surmodics.com. Ms. Knight is a member of our Audit Committee and an ex-officio member of the Organization and Compensation Committee, and Corporate Governance and Nominating Committee, attending and participating at the meetings of those committees. The table below provides the composition of each committee of the Board (an asterisk indicates the committee chair):

Director	Audit		Organization and Compensation		Corporate Governance and Nominating
Mr. Bedoya			x		x	*
Dr. Dantzker			x	*	x
Mr. Kalich	x	*	x
Ms. Knight	x
Mr. Maharaj
Mr. McCormick	x				x

During fiscal 2015, the Board of Directors held ten meetings and the standing committees had the number of meetings noted below. Each incumbent director attended (in person or by telephone) 75% or more of the total number of meetings of the Board and of the committee(s) on which he or she served in fiscal year 2015. The principal functions of our standing committees are described below.

Audit Committee

The Audit Committee is responsible for reviewing the quality and integrity of the Company’s financial reports, the Company’s compliance with legal and regulatory requirements, the independence, qualifications and performance of the Company’s independent auditor, oversight of the Company’s related person transaction policy, and the performance of the Company’s internal audit function and its accounting and reporting processes. The Audit Committee held five meetings during fiscal 2015. The Board of Directors and the Audit Committee believe that the Audit Committee’s composition satisfies the rules of The NASDAQ Stock Market that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by the rules of The NASDAQ Stock Market. Additionally, the Board of Directors has determined that Susan E. Knight and Shawn T. McCormick each qualify as an “audit committee financial expert” under federal securities laws. Mr. McCormick’s appointment to the Board of Directors and the Audit Committee became effective on December 18, 2015.

Pursuant to its written charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent auditors in order to ensure that the provision of such services does not impair the auditor’s independence. The Audit Committee also has a pre-approval policy which requires that unless a particular service to be performed by the Company’s independent auditors has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. In addition, the Audit Committee may delegate pre-approval authority to the Chair of the Audit Committee, who will then report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Organization and Compensation Committee

The Organization and Compensation Committee is responsible for matters relating to executive compensation, organizational planning, succession planning at the executive level, key employee compensation programs, director compensation, and corporate culture programs. The Organization and Compensation Committee held five meetings during fiscal 2015.

Under the terms of its charter, the Organization and Compensation Committee has the authority to engage the services of outside advisors and experts to assist the Committee. Since 2008, the Committee has retained Mr. David A. Ness, an independent compensation consultant, to advise it on matters related to executive and director compensation. A description of the Committee’s use of the independent compensation consultant is set forth in “Compensation Discussion and Analysis — Establishing Executive Compensation; Independent Compensation Consultant.”

In February 2015, our Compensation Committee assessed Mr. Ness’ independence, taking into account the following factors:

•	the provision of other services by Mr. Ness’ employer;

•	the amount of fees received from the Company by Mr. Ness’ employer (as a percentage of the total revenue of such employer);

•	the policies and procedures of Mr. Ness’ employer that are designed to prevent conflicts of interest;

•	any business or personal relationship of Mr. Ness with a Committee member;

•	any stock of the Company owned by Mr. Ness; and

•	any business or personal relationship of Mr. Ness or his employer with an executive officer of the Company.

Based on its assessment, our Compensation Committee determined that Mr. Ness is “independent” for purposes of the NASDAQ listing requirements as they apply to compensation consultants and that his work does raise any conflicts of interest.

Corporate Governance and Nominating Committee; Procedures and Policy

The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees for election to the Board, recommending to the Board corporate governance guidelines applicable to the Company, and leading the Board and its committees in their annual performance review process. The Corporate Governance and Nominating Committee held five meetings during fiscal 2015.

The Corporate Governance and Nominating Committee will consider candidates recommended from a variety of sources, including nominees recommended by the Board, management, shareholders, and others. Moreover, while we do not have a formal diversity policy, to ensure that the Board benefits from diverse perspectives, the Committee seeks qualified nominees from a variety of backgrounds, including candidates of gender and ethnic diversity. Three of the Board’s directors are diverse — one woman and two individuals with diverse ethnic backgrounds. Moreover, our directors have diverse business and professional backgrounds, including experience in academic administration, public company, and private company settings. In general, the Corporate Governance and Nominating Committee considers the following factors and qualifications:

•	the appropriate size and the diversity of the Company’s Board of Directors;

•	the needs of the Board with respect to the particular talents and experience of its directors;

•

the knowledge, skills and experience of nominees, including experience in the industry in which the Company operates, business, finance, management or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with domestic and international business matters;

•	age, legal and regulatory requirements;

•	experience with accounting rules and practices;

•	appreciation of the relationship of the Company’s business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Corporate Governance and Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. A shareholder wishing to recommend a candidate for our Board of Directors should send their recommendation in writing to the address specified under “Procedures for Shareholder Communications to Directors” below.

A shareholder who wishes to nominate one or more directors must provide a written nomination to the Corporate Secretary at the address set forth below. Notice of a nomination must include:

with respect to the shareholder:

•	name, address, the class and number of shares such shareholder owns;

with respect to the nominee:

•	name, age, business address and residence address;

•	current principal occupation;

•	five-year employment history with employer names and a description of the employer’s business;

•	the number of shares beneficially owned by the nominee;

•	whether such nominee can read and understand basic financial statements; and

•	membership on other boards of directors, if any.

The nomination must be accompanied by a written consent of the nominee to stand for election and to serve if elected by the shareholders. The Company may require any nominee to furnish additional information that may be needed to determine the qualifications of the nominee. Such nomination must be submitted to the Corporate Secretary no later than ninety (90) days prior to the first anniversary of the date of the preceding years’ annual meeting of shareholders.

The Corporate Governance and Nominating Committee believes that candidates for directors should have certain minimum qualifications, including being able to read and understand basic financial statements, having familiarity with the Company’s business and industry, having high moral character and mature judgment, being able to work collegially with others, and not currently serving on more than three boards of directors of public companies. The Corporate Governance and Nominating Committee may modify these minimum qualifications from time to time.

It is also a policy of the Board as described in our Corporate Governance Guidelines that each director be required to retire from the Board effective at the conclusion of the annual meeting following his or her seventy-second birthday, unless special circumstances exist as determined by the Board. The Board believes, however, that any such exceptions should be rare. Under this policy, Dr. Dantzker, who attained the age of seventy-two during fiscal 2015, would normally have retired at the conclusion of the Annual Meeting. Given Dr. Dantzker’s substantial experience and familiarity with the Company and the Board, and his experience as a physician and extensive knowledge of the medical industry, the Board, based upon the recommendation of the Corporate Governance and Nominating Committee, determined it to be appropriate for Dr. Dantzker to continue his service on the Board as a Class I director whose term will expire at the conclusion of the Company’s 2018 annual meeting.

It is also the policy of the Board that every director should notify the Chair of his or her retirement, of any change in employer, and of any other significant change in the director’s principal professional occupation, and in connection with any such change, offer to submit his or her resignation from the Board for consideration by the Corporate Governance and Nominating Committee. The Board, upon recommendation from the Corporate Governance and Nominating Committee, then may consider the continued appropriateness of board membership of such director under the new circumstances and the action, if any, to be taken with respect to the offer to submit his or her resignation.

Procedures for Shareholder Communications to Directors

Shareholders may communicate directly with the Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Shareholder communications to the Board should be sent to:

Corporate Secretary

Attention: Board of Directors

SurModics, Inc.

9924 West 74th Street

Eden Prairie, MN 55344-3523

Director Attendance Policy

Directors’ attendance at our annual meetings of shareholders can provide our shareholders with an opportunity to communicate with directors about issues affecting the Company. Accordingly, all directors are expected to attend annual meetings of shareholders. All of the Company’s then serving directors attended the last annual meeting of shareholders, which was held on February 10, 2015. The Board has no formal policy regarding attendance at the company’s annual meetings of shareholders.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our Organization and Compensation Committee, or the Committee, reviews and approves our executive compensation programs. The following discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to our executive officers, including our named executive officers, during fiscal 2015. Our named executive officers are determined in accordance with SEC rules. For fiscal 2015, our named executive officers were:

Gary R. Maharaj	President and Chief Executive Officer
Andrew D. C. LaFrence	Vice President, Finance and Chief Financial Officer
Charles W. Olson	Sr. Vice President and General Manager, Medical Device
Bryan K. Phillips	Sr. Vice President, Legal and Human Resources, General Counsel and Secretary
Joseph J. Stich	Vice President and General Manager, In Vitro Diagnostics

Fiscal 2015 Performance Highlights

We believe that our executive compensation programs are aligned with our performance and the objectives of our compensation philosophy (discussed below), as highlighted by the following factors:

•

Overall, we were pleased with our fiscal 2015 results and the corresponding improvement in stockholder value as reflected in our stock price. Our stock price increased approximately 16% from a price of $18.84 at the beginning of fiscal 2015 to a price of $21.84 at the end of fiscal 2015.

•	Our financial results during fiscal 2015 were strong. Our fiscal 2015 revenue was $61.9 million, which exceeded the upper end of our financial guidance provided at the outset of the year.

•	Our fiscal 2015 earnings per share were $0.88, which was in line with the guidance range of $0.85 to $0.95 per share provided at the outset of the year.

•	We delivered strong operating margin results of approximately 31% as we continued significant investments in research and development.

•

We made significant progress in our strategy to transform from a surface modification technology company to a provider of whole-product solutions to the medical device industry. In this regard, during fiscal 2015, we continued our preclinical evaluation of the SurModics SurVeil™ drug-coated balloon (“DCB”) and sought approval of an investigational device exemption (“IDE”) from the U.S. Food and Drug Administration (“FDA”). We received this approval in early October 2015 shortly following the conclusion of fiscal 2015. The achievement of this significant milestone allows us to take the steps required to start an early feasibility clinical trial, which we expect to commence during the second quarter of fiscal 2016.

For a more detailed discussion of our fiscal 2015 results, please refer to financial statements filed as Exhibit 99.1 to our Current Report on Form 8-K/A which was filed with the SEC on November 27, 2015.

Compensation Philosophy and Objectives

Our compensation philosophy is performance-based, and focuses on aligning the financial interests of our executive officers with those of our shareholders. Generally, this is accomplished by placing a substantial portion of our executive officers’ total compensation “at risk,” while providing overall compensation opportunities that are comparable to market levels. We provide a comprehensive compensation package comprised of salary, performance-based annual cash awards, and time-based and performance-based equity awards, supplemented by an employee benefits program. Together, these elements provide a balanced focus on both short- and long-term goals while reinforcing our pay-for-performance philosophy. Specifically, our executive compensation programs are designed to:

•	attract, retain and motivate experienced and well-qualified executive officers who will enhance the Company’s operating and financial performance;

•	provide an overall compensation opportunity that rewards individual and corporate performance based on Company objectives that, if achieved, have the potential to enhance shareholder value; and

•	encourage executive stock ownership to link a meaningful portion of compensation to the value of SurModics common stock.

Consistent with this philosophy, the Committee seeks to provide our executive officers with a total compensation opportunity, including cash and equity elements, at levels competitive with those provided by comparable companies and within the middle range of comparative pay at peer companies when the Company achieves the targeted performance levels. As noted above, a significant portion of each of our named executive officer’s compensation is incentive-based compensation. With respect to our CEO, incentive-based compensation constituted 67% of his target compensation for fiscal 2015. With respect to all of our other named executive officers, as a group, incentive-based compensation constituted 55% of target compensation for fiscal 2015.

A key aspect of the design of our incentive plans is the requirement that, in order for incentive compensation to be paid, our actual performance must achieve at least the threshold level of performance established for the applicable objectives. In years where our actual performance does not achieve the threshold level for the applicable objectives, no incentive compensation is paid. We believe this design reinforces our pay-for-performance philosophy. The table below provides the payouts under our incentive plans for each of our past five fiscal years and under our performance share programs for each of the last five three-year performance periods (reflecting corporate financial and business objectives).

Annual Incentive Plans		Performance Share Programs
Fiscal Year	Payout	Performance Period	Payout
2015	135.1%	2013 — 2015	99.3%
2014	96.8%	2012 — 2014	158.2%
2013	118.6%	2011 — 2013	178.1%
2012	134.4%	2010 — 2012	0%
2011	138.6%	2009 — 2011	0%

A description of our fiscal 2015 annual incentive plan is provided below under the heading “Cash Incentive Compensation.” A description of the performance share program that ended in fiscal 2015 is provided below under the heading “Long-term Incentive Compensation.”

Establishing Executive Compensation

The Committee evaluates our executive compensation programs annually and considers a number of factors when determining the compensation for the Company’s executive officers. In particular, the Committee considers the executive’s experience and qualifications, the scope of the executive’s responsibilities and ability to influence our performance, the competitiveness of the Company’s executive compensation programs, individual performance, and the executive’s current and historical compensation levels. The Committee receives input from our Chief Executive Officer concerning each officer’s individual performance. Additionally, to assist it in its review of executive compensation, the Committee has retained an independent compensation consultant.

Independent Compensation Consultant.    Since 2008, the Committee has retained Mr. David A. Ness as its independent compensation consultant to assist with executive and director compensation matters. Mr. Ness has over 35 years of experience designing and administering executive and director compensation programs, including during his career at Medtronic, Inc., from which he retired in 2010 after having served as its Corporate Vice President of Global Rewards and HR Operations. Mr. Ness reports directly to the Committee, and as necessary communicates directly with the Committee without management present. Mr. Ness attended all regularly-scheduled meetings of the Committee in fiscal 2015, and participated in executive sessions as requested.

During fiscal 2015, the scope of services provided by Mr. Ness included assistance regarding the design of our short- and long-term incentive programs for our executive officers, review of management prepared total compensation analyses, review and analysis of executive compensation market data (including the refinement of the peer group of companies), consultation regarding proxy statement preparation and other executive compensation services as requested by the Committee.

Executive Compensation Peer Companies and Competitive Market.    The Committee assesses the competitiveness of our executive compensation programs relative to market and peer group data. It does not, however, base its decisions solely on such data. For fiscal 2015, the Committee established a peer group of companies by reviewing (i) the list of peer companies that were identified by Institutional Shareholder Services in its review of our fiscal 2014 executive compensation programs, and (ii) a list of potential peer companies that were identified by Equilar, Inc. (“Equilar”), a leading independent provider of executive compensation data and analysis, which list included companies that had identified us as a peer in their proxy statement. Based on this review, the Committee approved the following 23 peer companies based on public company status and comparative size (revenue, number of employees, and market capitalization), and business profile (generally medical device and equipment manufacturers and suppliers): Anika Therapeutics, Atricure, Inc., Biolase, Inc., Cardiovascular Systems Inc., Cerus Corporation, Cryolife Inc., Cutera, Inc., Derma Sciences Inc., Dexcom, Inc., Endologix Inc., Genmark Diagnostics, Iridex Corporation, Lemaitre Vascular Inc., Mako Surgical, Orasure Technologies, Inc., Rockwell Medical, Inc., Spectranetics Corporation, Staar Surgical Company, Stereotaxis Inc., Synergetics Usa, Inc., Uroplasty, Inc., Utah Medical Products Inc., and Vascular Solutions Inc.

With Mr. Ness’ assistance, compensation data from our peer group of companies (from the most recent proxy filings as reflected in the Equilar database) was reviewed and supplemented (as discussed below) to determine a composite “market” reference point (i.e., the median) for base salary and total cash compensation. There were sufficient positional matches within the peer group for our Chief Executive Officer and our Chief Financial Officer. As a result, there was no need to supplement the peer group data for these positions. However, there were limited positional matches within the peer group for our other executive positions. As a result, the peer group data was supplemented with additional data (from the most recent proxy filings as reflected in the Equilar database) for companies of comparative size and business profile within the Company’s global industry classification standard. For our executives with multiple roles, the data for multiple comparable positions was combined to achieve a blend that most closely matched such executive’s responsibilities (with the exception of Mr. Phillips who was matched to executives serving in legal roles). Using this approach, the composite market reference point was the same for Messrs. Olson and Stich. As used throughout this discussion, the peer group data, as supplemented, is referred to as the “Market Data.”

Role of Executive Officers.    Our executive officers have no role in recommending or setting their own compensation. Our Chief Executive Officer makes recommendations for compensation for his direct reports (including base salary and target incentive levels), and provides input on their performance. He also provides input regarding financial and operating goals and metrics. Our Chief Financial Officer certifies the financial results used to determine the payouts for our annual incentive plan and performance-based equity grants. The Committee considers, discusses, modifies as appropriate, and takes action on the management recommendations that are presented for review.

Overview of Executive Compensation Components

The principal components of our executive compensation programs for fiscal 2015 consisted of annual cash compensation and long-term incentive compensation, and are generally shown in the diagram below. We also provide compensation in the form of health and welfare benefits.

Annual Cash Compensation

Annual cash compensation includes base salary and compensation available under our annual incentive plan. All of our cash compensation represents short-term compensation that is earned within a single fiscal year and paid in that fiscal year or shortly thereafter.

Base Salary.    Base salaries provide a level of cash compensation to each executive intended to provide stability and reduce the incentive for excessive risk-taking. The Committee reviews base salaries prior to the beginning of each fiscal year. In establishing base salaries, the Committee considers the following factors:

•	individual performance and potential future contribution;

•	responsibilities, including any recent changes in an executive’s role or responsibilities;

•	level of expertise and experience required for a position;

•	strategic impact of a position;

•	internal pay equity among positions; and

•	competitiveness relative to our peer group.

Consistent with our compensation philosophy and objectives, the Committee generally sets base salaries within the median salary range of base salary levels for executives in comparable positions included in the Market Data. The following table shows the annualized base salaries for each of our executive officers relative to comparable positions included in the Market Data:

Name	2014 Base Salary ($)	2015 Base Salary ($)	Percent Increase	Market(1)($)	% to Market
Gary R. Maharaj	443,700	457,000	3.0%	488,800	93%
Andrew D. C. LaFrence	252,200	270,000	7.1%	277,000	97%
Charles W. Olson	285,600	288,500	1.0%	280,000	103%
Bryan K. Phillips	285,600	294,200	3.0%	287,800	102%
Joseph J. Stich	241,638	248,900	3.0%	252,000	99%

(1)	Represents the median of base salaries paid to executives in comparable positions included in the Market Data.

Cash Incentive Compensation.    Cash incentive compensation for all of our employees, including our named executive officers, was provided through a cash-based annual incentive plan. The annual incentive plan is designed to motivate our employees, including our executive officers, to achieve both short- and long-term goals that, if achieved, would have the potential to significantly enhance shareholder value.

Target Incentive Opportunity.    Consistent with our compensation philosophy and objectives, the committee generally sets the target incentive opportunity within the median range for annual cash incentive target pay at our peer group. For fiscal 2015, based on its review of the Market Data, the Committee established a target incentive opportunity of 60% of base salary for our Chief Executive Officer, and 40% of base salary for all other executive officers. The following table shows the target incentive opportunity for each of our executive officers relative to comparable positions included in the Market Data:

	Incentive Opportunity (as % of base salary)
	Target ($)	Target ($)	Market ($)(1)
Gary R. Maharaj	60%	274,200	60%
Andrew D. C. LaFrence	40%	108,000	48%
Charles W. Olson	40%	115,400	40%
Bryan K. Phillips	40%	117,680	40%
Joseph J. Stich	40%	99,560	40%

(1)	Represents the median of annual cash incentive compensation opportunities as a percentage of base salary available to comparable positions at our peer group.

Fiscal Year 2015 Performance Objectives.    For our executive officers, performance under the annual incentive plan was based upon the achievement of financial objectives (constituting 75% of the total incentive opportunity) and business objectives (constituting the remaining 25% of the total incentive opportunity). The financial objectives for Messrs. LaFrence, Maharaj and Phillips (our “corporate executives”) were based entirely on corporate financial objectives (as described below). The financial objectives for Messrs. Olson and Stich (our “business unit executives”) were a combination of the same corporate financial objectives and business unit financial objectives, each weighted equally. The Committee approved the targets for the financial objectives and the business objectives based on the board-approved annual operating plan for fiscal 2015.

The corporate financial objectives were specified levels of revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) (disclosed in the table below under the column titled “Actual Performance”), each weighted equally. The business unit financial objective for Mr. Olson was a specified level of revenue for our Medical Device business unit. The business unit financial objective for Mr. Stich was a specified level of revenue for our In Vitro Diagnostic (“IVD”) business unit. The Committee determined that the use of these measures was appropriate because they are financial metrics that are widely used by management, our Board, investors, and analysts to evaluate our performance. In addition, each executive officer can contribute (directly or indirectly) to the achievement of these objectives. For our corporate executives, each corporate financial objective constituted 37.5% of their total incentive opportunity. For our business unit executives, each corporate financial objective and the applicable business unit objective constituted 25% of their total incentive opportunity. For all of our executive officers, including our Chief Executive Officer, payouts associated with the corporate financial objectives (if any) could range between 50% (at threshold) and 150% (at maximum) of the target opportunity based upon the actual performance against each measure. No payout would be available under the plan unless at least the threshold level of corporate EBITDA was achieved.

The business objectives (described below) reflected our fiscal 2015 priorities associated with the SurVeil DCB. The Committee approved separate milestones generally within the follows areas: (1) pre-clinical evaluation milestone (constituting approximately 17% of the incentive opportunity associated with the business objectives); (2) regulatory filing and approval milestones (constituting approximately 50% of the incentive opportunity associated with the business objectives); and (3) clinical evaluation milestone (constituting approximately 33% of the incentive opportunity associated with the business objectives). The Committee determined that these objectives were appropriate because their achievement would have the potential to advance our strategy to transform from a surface modification technology company to a provider of whole-product solutions and significantly enhance shareholder value. For all of our executive officers, including our Chief Executive Officer, payouts associated with the business objectives could range between 0% (if none of the objectives were achieved) and 150% (if all of the objectives were achieved) of the target incentive opportunity based upon which of the objectives were achieved and their respective value.

Actual Performance.    At the Committee’s December 2015 meeting, the Committee confirmed the Company’s performance against the financial objectives and the business objectives. The achievement percentage associated with each financial objective was determined by interpolating actual performance within the applicable performance range. The achievement percentage associated with the business objectives was determined by multiplying a target value for each milestone by a performance factor based on over, full, partial or no achievement of the milestone relative to a specified target completion date. In determining the level of achievement of each milestone, the Committee also considers factors outside of the Company’s control that impacted the timing of completion of the milestones. In this regard, the Committee gave full credit for the completion of the regulatory approval milestone which was tied to the receipt of IDE approval from the FDA (as noted above) since this milestone was achieved within days of the end of fiscal 2015, and because of the uncontrollable nature of the regulatory review process and the significant effort expended by the Company’s employees towards achieving this milestone. Based on the Company’s performance, the Committee determined the payouts associated with the corporate financial objectives, business unit financial objectives, and business objectives as follows (all dollar values are in millions):

Corporate Financial Objectives	Threshold	Target	Maximum	Actual Performance(1)	Achievement
Corporate EBITDA	$20.2	$21.2	$22.8	$23.9	150.0%
Corporate Revenue	$56.2	$58.6	$61.5	$61.1	143.7%

			Combined Achievement:		146.8%

Business Unit Financial Objectives	Threshold	Target	Maximum	Actual Performance(1)	Achievement
Medical Device Revenue	$41.7	$43.5	$45.7	$45.2	138.5%
IVD Revenue	$14.5	$15.1	$15.82	$16.0	150.0%

Business Objectives	Target	Actual Performance	Achievement
Pre-clinical milestone	25.0%	Full Achievement (100%)	25.0%
Regulatory milestones	75.0%	Full Achievement (100%)	75.0%
Clinical milestone	50.0%	No Achievement (0%)	0.0%

		Combined Achievement:	100.0%

(1)	Amounts reflect the adjustments noted below under the heading “Adjustments for Significant Events”, which also includes information disclosing how the corporate financial objectives are derived from the Company’s audited financial statements.

The overall achievement percentage for each executive was determined by adding the products of the assigned weighting and achievement percentage for each component. Using this methodology, the Committee approved the following overall achievement percentages:

	Corporate Financial Objectives		Business Unit Financial Objectives		Business Objectives		Overall Achievement
Executive	Weight	Achievement	Weight	Achievement	Weight	Achievement
Gary Maharaj	75%	146.8%	n/a	n/a	25%	100.0%	135.1%
Andrew LaFrence	75%	146.8%	n/a	n/a	25%	100.0%	135.1%
Charles Olson	50%	146.8%	25%	138.5%	25%	100.0%	133.1%
Bryan Phillips	75%	146.8%	n/a	n/a	25%	100.0%	135.1%
Joseph Stich	50%	146.8%	25%	150.0%	25%	100.0%	135.9%

The actual incentive payouts were determined by multiplying the named executive officer’s eligible earnings by his target incentive opportunity, and then by the applicable overall achievement percentage. The following table summarizes the compensation earned by our named executive officers under the plan:

	Target Payout	Overall Achievement	Actual Payout	Base Salary ($)	Actual Payout ($)
Gary Maharaj	60%	135.1%	81.1%	457,000	370,542
Andrew LaFrence	40%	135.1%	54.1%	270,000	145,947
Charles Olson	40%	133.1%	53.2%	288,500	153,541
Bryan Phillips	40%	135.1%	54.1%	294,200	159,028
Joseph Stich	40%	135.9%	54.4%	248,900	135,326

Long-Term Incentive Compensation

Long-term incentive compensation provides our executive officers with financial rewards based on the long-term performance of the Company. The Committee believes that this form of compensation promotes long-term retention and aligns the interests of our executive officers with those of our shareholders through stock ownership. Historically, our long-term incentive compensation has consisted of equity awards, including stock options, restricted stock, and performance shares. Special, one-time awards are used in limited circumstances, including, as may be necessary to attract, retain and motivate experienced and well-qualified executive officers. No special, one-time grants were made in fiscal 2015 to any of our named executive officers.

The Committee selects the type of equity awards to be provided to our executive officers based on its assessment of the advantages provided by each award. The Committee also considers the forms and amounts of outstanding equity awards held by our named executive officers, the financial accounting and tax treatment on our company, and the tax treatment to our named executive officers, in determining the form and amount of equity compensation to award.

Consistent with our philosophy of tying a significant portion of each executive’s total compensation to performance, the Committee set the target long-term incentive opportunity as a significant percentage of each executive’s annual base salary. While the Committee considered the Market Data as a market check when setting the target long-term incentive opportunity, it did not base its decision solely on such data. Historically, the Committee has established the target long-term incentive opportunity for our Chief Executive Officer at approximately 150% of his base salary. For all other executive officers, the Committee has established the target long-term incentive opportunity generally between 80% and 100% of the base salaries of such officers. These ranges are consistent with industry practices. The target long-term incentive opportunity for our executives was the same for all executives reflecting our desire to encourage collaboration among our executive team and our view that each executive can contribute (directly or indirectly) to the achievement of our long-term objectives.

Fiscal 2015 Long-Term Incentive Plan.    For fiscal 2015, long-term incentive compensation for our executive officers was provided in the form of stock options and performance shares, with each component constituting one-half of the total target value. The target values of each component of the equity awards provided for our named executive officers were as follows:

Name	Stock Options ($)(1)	Performance Shares(2)			Total Target LTI ($)
		Threshold ($)	Target ($)	Maximum ($)
Gary R. Maharaj	325,000	65,000	325,000	650,000	650,000
Andrew D. C. LaFrence	112,500	22,500	112,500	225,000	225,000
Charles W. Olson	112,500	22,500	112,500	225,000	225,000
Bryan K. Phillips	112,500	22,500	112,500	225,000	225,000
Joseph J. Stich	112,500	22,500	112,500	225,000	225,000

(1)	Represents the grant date fair value of stock options (as estimated using the black-scholes option pricing model) awarded to each executive officer.

(2)	Represents the value of the performance shares (at threshold, target and maximum levels) using the closing market price of our common stock on the date of grant. The actual number of shares that may vest, if any, will be based on the Company’s achievement of certain performance objectives over a three-year performance period.

Stock Options.    Stock options provide value only when the price of our Company’s stock appreciates over the grant price. The number of shares subject to the stock option is determined by dividing the target value of the award by the grant date fair value estimated using the black-scholes valuation model. All stock option grants have an exercise price that is equal to the closing market price of our common stock on the date of grant, a seven-year term, and vest in equal increments of 25% per year beginning on the first anniversary of the date of grant.

Performance Shares.    Performance shares were granted under the fiscal 2015 performance share program (the “2015 PSP”). The target number of shares is determined by dividing the target value by the closing market price of our common stock on the date of grant. The actual number of shares that may vest will be based on the Company’s achievement of specified performance objectives over a three-year performance period ending September 30, 2017.

The performance objectives under the 2015 PSP are specified as cumulative revenue and EBITDA over the three-year performance period. The Committee established the three-year performance objectives based on the financial projections included in the Company’s long-range plan approved by the Board of Directors immediately prior to the start of fiscal 2015. The Committee determined that the use of these measures was appropriate because they are financial metrics that are widely used by management, our Board, investors, and analysts to evaluate our performance. The Committee considers the targets associated with these objectives to be difficult to achieve, but attainable. Furthermore, the Committee determined that, if achieved, these performance objectives would have the potential to significantly enhance shareholder value. As discussed above, there has been a payout under our performance share programs for three of the last five performance periods demonstrating that our target levels are aggressive but within reach for our executives.

The number of shares that will actually vest, if any, under the 2015 PSP can range between 20% (at threshold) and 200% (at maximum) of the target number of shares based on the Company’s actual performance against the performance objectives. None of the performance shares will vest under the 2015 PSP unless at least the threshold level of cumulative EBITA is achieved. Following the end of the performance period, the achievement percentage associated with each of the performance objectives will be determined by interpolating actual performance within the performance range for each objective. These achievement percentages will then be weighted equally, and summed to arrive at an overall achievement percentage. The actual number of shares that will vest will be determined by multiplying each executive’s target number of shares by the overall achievement percentage for the plan.

Fiscal Year 2013 — 2015 Performance Share Program Results.    At its December 2015 meeting, the Committee reviewed and approved the results for the performance share program that began in fiscal 2013 and was completed at the end of fiscal 2015 (the “2013 PSP”). The performance objectives for this performance share program were specified as cumulative revenue and earnings per share over the three-year performance period. Our stock price increased 8.0% from a price of $20.22 at the beginning of fiscal 2013 to a price of $21.84 at the end of fiscal 2015. The table below shows the 2013 PSP performance objectives, results and calculated payout.

Performance Objective	Weight	Threshold (20% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Performance(1)	Weighted Achievement (% of Target)
Earnings Per Share(2)	50%	$2.30	$2.71	$3.27	$2.99	150.0%
Revenue (3)	50%	$168.0 M	$186.7 M	$209.1 M	$174.7 M	48.6%

			Overall Achievement Percentage:			99.3%

(1)	Reflects our financial results for each fiscal year during the three-year period ended September 30, 2015. For our fiscal 2013 results, please refer to our Current Report on Form 8-K which was filed with the SEC on November 5, 2013. For our fiscal 2014 results, please refer to our Current Report on Form 8-K which was filed with the SEC on November 6, 2014. For our fiscal 2015 results, please refer to our Current Report on Form 8-K which was filed with the SEC on November 27, 2015.

(2)	The column titled “Actual Performance” reflects earnings per share of $0.93 for fiscal 2013, and $0.97 for fiscal 2014, and $1.08 for fiscal 2015. All amounts reflect the adjustments approved by the Committee for purposes of determining performance under our incentive programs, including the adjustments to our fiscal 2013 results (discussed in our proxy statement for our 2014 annual meeting), the adjustments to our fiscal 2014 results (discussed in our proxy statement for our 2015 annual meeting), and the adjustments to our fiscal 2015 results (discussed below under “Adjustment for Significant Events”).

(3)	The column titled “Actual Performance” reflects revenue of $56.1 million for fiscal 2013, $57.4 million for fiscal 2014, and $61.1 million for fiscal 2015. The results for fiscal 2015 reflect the revenue adjustments to our fiscal 2015 results (discussed below under “Adjustment for Significant Events”).

Adjustments for Significant Events

The Company’s performance-based compensation plans require that when special events (such as, significant one-time revenue events, charges for expenses, acquisitions, divestitures, capital gains, or other adjustments) significantly impact operating results, this impact will be reviewed and evaluated by the Committee when determining the level of achievement of the corporate performance objectives. Committee review is required if the impact represents an amount that is five percent or greater of the Company’s prior year results for the corporate performance objectives. This provision benefits shareholders by allowing management to make decisions of material strategic importance without undue concern for impact on compensation. These adjustments can have both a positive and negative impact.

In accordance with these principles, for fiscal year 2015, the Committee approved several adjustments to the Company’s results for purposes of determining performance under short- and long-term incentive programs. The following table reconciles the adjustments made in fiscal year 2015 and provides a brief description of each adjustment:

Fiscal Year 2015 Adjustments to Financial Results

Performance under Incentive Programs

Financial Results, as reported	Revenue
GAAP Revenue (in millions)	$61.90
Adjustments:
Reduction in revenue for one-time customer royalty payment	(0.77	)(1)

Revenue used for Incentive Plans	$61.13

	EBITDA		EPS
EBITDA (in millions) / GAAP EPS	$21.89	(2)	$0.90
Adjustments:
Impact of $0.771 reduction in revenue for one-time customer royalty payment.	(0.77)		(0.04)

Impact of $0.523 gain associated with one of the Company’s strategic investments.	—		(0.03)

Impact of $1.5 impairment loss associated with one of the Company’s strategic investments.	—		0.11

After-tax adjustment related to $2.5 customer claim settlement.	2.50		0.12

After-tax adjustment related to certain litigation expenses.	0.27		0.01

EBITDA (in millions) / EPS used for Incentive Plans	$23.89		$1.08

(1)	The Medical Device business unit revenue result was adjusted from $45.94 million to $45.17 million to account for this same one-time customer royalty payment. There were no adjustments to the IVD business unit revenue result.

(2)	The EBITDA performance objective is based on the Company’s reported operating income of $19.09 million adjusted to include a total of $2.80 million in depreciation and amortization expense recognized during fiscal 2015.

(3)	The data in the above chart has been intentionally rounded and, therefore, may not sum.

Clawback Policy

Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) directs the SEC to issue rules to require national securities exchanges and national securities associations to list only those companies that implement a policy requiring the mandatory recoupment of incentive compensation paid to current and former executive officers for the three-year period preceding a restatement of a listed company’s financial statements that would not have been paid under the restated financial statements. While the SEC issued proposed rules in July 2015, the SEC has not yet issued final rules to implement this aspect of the Act. Notwithstanding this fact, in December 2015, based upon the recommendation of the Committee, the Board approved a clawback policy regarding the recovery of incentive compensation from our executive officers (including our named executive officers) in certain circumstances. Under the policy, the Company will require reimbursement or forfeiture of all or a portion of any incentive-based compensation (including cash- or equity-based compensation) awarded to an executive officer of the Company where the Committee has determined that all of the following factors are present: (a) the Company is required to prepare an accounting restatement to correct an error that is material to previously issued financial statements, (b) the incentive-based compensation was granted, vested or earned based wholly or in part on the achievement of certain financial reporting measures that were affected by the restatement and such grant, vesting or earning occurred during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement, (c) the amount of incentive-based compensation granted to, vested in or earned by the executive officer was greater than the amount that otherwise would have been granted to, vested in or earned by the executive officer if determined based upon the restated financial results, and (d) fraud or intentional misconduct on the part of one or more current or former executive officers was a significant contributing factor to the restatement. In determining whether, in its discretion, there are appropriate circumstances to require such reimbursement, cancellation or recovery, the Committee can consider relevant facts and circumstances, including without limitation, the degree to which any particular executive officer was involved in the fraud or misconduct that contributed to the financial restatement, the extent to which any particular executive officer acted in the normal course of the executive officer’s duties and in good faith. Once final regulations are adopted by the SEC, the Committee intends to revise the clawback policy as necessary to comply with the regulations.

Change of Control Agreements

Compensation in a change of control situation is designed: (1) to protect the compensation already earned by executives and to ensure that they will be treated fairly in the event of a change of control; and (2) to help ensure the retention and dedicated attention of key executives critical to the ongoing operation of the Company. We believe shareholders will be best served if the interests of our executive officers are aligned with those of our shareholders. Consistent with these principles, we have provided each of executive officers with change-of-control benefits so that our executive officers can focus on our business without the distraction of searching for new employment. None of the agreements providing these benefits require the Company to make excise tax gross-up payments upon a change of control. Moreover, the Committee has determined that it does not intend to enter into any agreements or arrangements that will require the Company to make excise tax gross-up payments to any person.

The Company has entered agreements with our named executive officers providing each of them with certain benefits payable in the Company undergoes a change of control (as defined in the agreements). The term of these agreements extends until the twelve-month anniversary of the date on which a change of control occurs. Each agreement will automatically terminate and the executive will not be entitled to any of the compensation and benefits described in the agreement if, prior to a change of control occurring, the executive’s employment with the Company terminates for any reason or no reason, or if the executive no longer serves as an executive officer of the Company. No benefits are payable to an executive officer under the agreement unless both a change of control occurs, and the executive’s employment is terminated by the Company within 12 months after a change of control without cause, or by the executive for good reason. Absent a “change of control,” the agreements do not require the Company to retain the executives or to pay them any specified level of compensation or benefits. Our change of control agreements are discussed in more detail in the “Potential Payments Upon Termination or Change of Control” section of “Executive Compensation.”

Other Compensation

We provide our executive officers with the same benefits as our other full-time employees, including medical and insurance benefits and a 401(k) retirement plan.

Committee Consideration of the Company’s 2015 Shareholder Vote on Executive Compensation

When setting compensation, and in determining compensation policies, the Committee took into account the results of the shareholder advisory vote on executive compensation that took place in February 2015. In those votes, which were advisory and not binding, approximately 98% of our shareholders voting on this matter approved the compensation of our named executive officers as disclosed in the proxy statement for the 2015 Annual Meeting of Shareholders. The Committee believes that our executive compensation program has been tailored to our company’s business strategies, aligns pay with performance and reflects many of the best practices regarding executive compensation. The Committee will continue to consider shareholder sentiments about our core principles and objectives when determining executive compensation.

ORGANIZATION AND COMPENSATION COMMITTEE REPORT

The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K for the year ended September 30, 2015 with management. Based on the foregoing reviews and discussions, the Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in the proxy statement for the 2016 Annual Meeting of Shareholders to be held on February 17, 2016.

Members of the Organization and

Compensation Committee:

John W. Benson, Chair

David R. Dantzker, M.D.

Ronald B. Kalich

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

The following table shows the compensation awarded to, earned by or paid to our named executive officers during the last three fiscal years. You should refer to Compensation Discussion and Analysis above to understand the elements used in setting the compensation for our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Gary R. Maharaj,	2015	457,000	325,000	325,000	370,542	7,950	1,485,492
President and Chief Executive Officer	2014	443,700	325,000	325,000	257,701	5,974	1,357,375
	2013	435,000	325,000	325,000	309,546	6,935	1,401,481

Andrew D. C. LaFrence,	2015	270,000	112,500	112,500	145,947	6,103	647,050
Vice President, Finance and Chief Financial Officer	2014	252,200	112,500	112,500	97,652	6,302	581,154
	2013	162,599	237,500	237,500	77,137	5,189	719,926

Charles W. Olson,	2015	288,500	112,500	112,500	153,541	6,147	673,187
Senior Vice President and General Manager, Medical Device	2014	285,600	112,500	112,500	110,584	4,459	625,643
	2013	280,000	112,500	112,500	132,832	4,543	642,375

Bryan K. Phillips	2015	294,200	112,500	112,500	159,028	7,753	685,981
Senior Vice President, Legal and Human Resources, General Counsel & Secretary	2014	285,600	112,500	112,500	110,584	7,776	628,960
	2013	280,000	112,500	112,500	132,832	7,216	645,048

Joseph J. Stich	2015	248,900	112,500	112,500	135,326	7,969	617,195
Vice President and General Manager, In Vitro Diagnostics	2014	241,638	112,500	112,500	93,562	7,264	567,464
	2013	236,900	112,500	112,500	112,385	7,121	581,406

(1)	Reflects base salary earned in each applicable period.

(2)	Reflects the aggregate grant date fair value of options, restricted stock and performance shares in accordance with Accounting Standards Codification Topic 718 (ASC 718), but excluding the effect of estimated forfeitures related to service-based vesting conditions. Because the grant dates cover the date on which the compensation was granted and not the performance period over which the compensation would be earned, the compensation is reflected in the fiscal year in which the award was approved rather than in the year to which the performance relates. The ultimate payout value may be significantly more or less than the amounts shown, and could be zero, depending on the Company’s performance against the relevant performance objectives (in the case of performance shares) and the price of our common stock at the end of the performance or restricted period or the expiration of stock options. For a description of the performance criteria applicable to the performance shares, see “Compensation Discussion and Analysis — Elements of Executive Compensation; Long-Term Incentive Compensation.” The amount shown for Mr. LaFrence in fiscal 2013 includes a stock option award having a grant date fair value of $125,000, which award was granted to him in connection with his hiring.

(3)	Reflects the aggregate grant date fair value of restricted stock and performance shares awarded to each named executive officer under ASC 718. The amount shown for Mr. LaFrence in fiscal 2013 includes a restricted stock award having a grant date fair value of $125,000, which award was granted to him in connection with his hiring. With respect to performance share awards, amounts represent achievement at the “target” level. The table below shows the aggregate grant date fair value of performance share awards based on both target and maximum levels of achievement, respectively.

Name	Fiscal Year	ASC 718 Value of Performance Shares at Target ($)	ASC 718 Value of Performance Shares at Maximum ($)
Gary R. Maharaj	2015 2014 2013	325,000 325,000 325,000	650,000 650,000 650,000

Andrew D. C. LaFrence	2015 2014 2013	112,500 112,500 112,500	225,000 225,000 225,000

Charles W. Olson	2015 2014 2013	112,500 112,500 112,500	225,000 225,000 225,000

Bryan K. Phillips	2015 2014 2013	112,500 112,500 112,500	225,000 225,000 225,000

Joseph J. Stich	2015 2014 2013	112,500 112,500 112,500	225,000 225,000 225,000

(4)	Represents amounts earned under the annual cash incentive plan in each applicable period, which is discussed in detail in Compensation Discussion and Analysis above.

(5)	Represents matching contributions made by the Company under our 401(k) Plan.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2015

The following table sets forth certain information concerning grants of plan-based awards to each of our named executive officers during fiscal 2015. You should refer to the sections of Compensation Discussion and Analysis above relating to the annual incentive plan and the long-term incentive program to understand how plan-based awards are determined.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary R. Maharaj		137,100	274,200	411,300	—	—	—	—	—	—
	12/02/14	—	—	—	3,090	15,454	30,908	—	—	325,000
	12/02/14	—	—	—	—	—	—	41,243	21.03	325,000

Andrew D. C. LaFrence		54,000	108,000	162,000	—	—	—	—	—	—
	12/02/14	—	—	—	1,069	5,349	10,698	—	—	112,500
	12/02/14	—	—	—	—	—	—	14,276	21.03	112,500

Charles W. Olson		57,700	115,400	173,100	—	—	—	—	—	—
	12/02/14	—	—	—	1,069	5,349	10,698	—	—	112,500
	12/02/14	—	—	—	—	—	—	14,276	21.03	112,500

Bryan K. Phillips		58,840	117,680	176,520	—	—	—	—	—	—
	12/02/14	—	—	—	1,069	5,349	10,698	—	—	112,500
	12/02/14	—	—	—	—	—	—	14,276	21.03	112,500

Joseph J. Stich		49,780	99,560	149,340	—	—	—	—	—	—
	12/02/14	—	—	—	1,069	5,349	10,698	—	—	112,500
	12/02/14	—	—	—	—	—	—	14,276	21.03	112,500

(1)	Represents the potential cash payments under the Company’s annual incentive plan at threshold, target and maximum performance. Under the terms of our annual cash incentive plan, results below the threshold level of performance would receive no award. For a further discussion of these awards, see “Compensation Discussion and Analysis — Annual Cash Compensation — Cash Incentive Compensation.”

(2)	Represents the number of shares of common stock underlying the threshold, target and maximum payout of performance shares granted under the 2015 PSP. For a further discussion of these awards, see “Compensation Discussion and Analysis — Long-Term Incentive Compensation.”

(3)	Represents the number of stock options granted to each named executive officer as a component of such officer’s long-term incentive compensation. The exercise price of the stock options is equal to the closing price of our common stock on the date of grant.

(4)	Represents the aggregate grant date fair value of performance shares (at target), restricted stock awards, and stock options in accordance with ASC 718.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

The table below reflects all outstanding equity awards made to each of the named executive officers that were outstanding on September 30, 2015. The market or payout value of unearned shares, units or other rights that have not vested equals $21.84 per share, which was the closing price of the Company’s common stock as listed on The NASDAQ Global Select Market on September 30, 2015, the last day of our last fiscal year.

						Stock Awards
						Award Grant Date	Shares or Units of Stock That Have Not Vested			Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested

	Option Awards(1)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
										Number (#)		Market or Payout Value ($)
							Number (#)	Market ($)
		Exercisable	Unexercisable
Gary R. Maharaj	12/27/10	68,565	—	11.61	12/27/17	12/12/12	—	—		15,846	(2)	348,435
	11/30/11	46,516	15,506	12.40	11/30/18	11/18/13	—	—		2,878	(3)	62,856
	12/12/12	19,162	19,163	20.37	12/12/19	12/02/14	—	—		3,090	(4)	67,486
	11/18/13	9,108	27,326	22.58	11/18/20	—	—	—		—		—
	12/02/14	—	41,243	21.03	12/02/21	—	—	—		—		—
Andrew D. C. LaFrence	02/11/13	11,898	11,899	23.88	02/11/20	02/11/13	—	—		4,679	(2)	102,189
	—	—	—	—	—	02/11/13	1,745	38,111	(5)	—		—
	11/18/13	3,153	9,459	22.58	11/18/20	11/18/13	—	—		996	(3)	21,753
	12/02/14	—	14,276	21.03	12/02/21	12/02/14	—	—		1,069	(4)	23,347
Charles W. Olson	02/08/10	18,283	—	24.30	09/21/16	12/12/12	—	—		5,484	(2)	119,771
	11/30/10	30,991	—	9.25	11/30/17	11/18/13	—	—		996	(3)	21,753
	11/30/11	16,101	5,368	12.40	11/30/18	12/02/14	—	—		1,069	(4)	23,347
	12/12/12	6,633	6,633	20.37	12/12/19	—	—	—		—		—
	11/18/13	3,153	9,459	22.58	11/18/20	—	—	—		—		—
	12/02/14	—	14,276	21.03	12/02/21	—	—	—		—		—
						—	—	—		—		—
Bryan K. Phillips	02/08/10	16,251	—	24.30	09/21/16	12/12/12	—	—		5,484	(2)	119,771
	11/30/11	—	5,368	12.40	11/30/18	11/18/13	—	—		996	(3)	21,753
	12/12/12	6,633	6,633	20.37	12/12/19	12/02/14	—	—		1,069	(4)	23,347
	11/18/13	3,153	9,459	22.58	11/18/20	—	—	—		—		—
	12/02/14	—	14,276	21.03	12/02/21	—	—	—		—		—
Joseph J. Stich.	03/15/10	20,000	—	22.11	03/15/17	12/12/12	—	—		5,484	(2)	119,771
	11/30/10	27,548	—	9.25	11/30/17	11/18/13	—	—		996	(3)	21,753
	11/30/11	16,101	5,368	12.40	11/30/18	12/02/14	—	—		1,069	(4)	23,347
	12/12/12	6,633	6,633	20.37	12/12/19	—	—	—		—		—
	11/18/13	3,153	9,459	22.58	11/18/20	—	—	—		—		—
	12/02/14	—	14,276	21.03	12/02/21	—	—	—		—		—

(1)	Stock option awards granted generally become exercisable in four equal increments beginning on the first anniversary of the date of grant.

(2)	Represents performance shares granted for the three-year performance period ended September 30, 2015. The number of shares and payout value is based on actual performance through September 30, 2015, which shares vested on December 17, 2015. For a further discussion of these awards, see “Compensation Discussion and Analysis — Long-Term Incentive Compensation.”

(3)	Represents performance shares granted for the three-year performance period ending September 30, 2016. The performance objectives for this plan are specified levels of revenue and earnings per share over the three-year performance period. Because cumulative performance for the three-year performance period applicable to these performance shares has not yet surpassed the threshold level established for payout, the number of shares and payout value are reported at the threshold level.

(4)	Represents performance shares granted for the three-year performance period ending September 30, 2017. The performance objectives for this plan are specified levels of revenue and earnings per share over the three-year performance period. Because cumulative performance for the three-year performance period applicable to these performance shares has not yet surpassed the threshold level established for payout, the number of shares and payout value are reported at the threshold level.

(5)	Represents a restricted stock award granted to Mr. LaFrence on February 11, 2013, in connection with his hiring, which award will vest in three equal increments beginning on the first anniversary of the date of grant.

2015 OPTION EXERCISES AND STOCK VESTED

The table below includes information related to options exercised by each of the named executive officers during fiscal 2015 and restricted stock awards that vested during fiscal 2015. The value realized for such option and restricted stock awards is also provided.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Gary R. Maharaj	—	—	—	—
Andrew D. C. LaFrence	—	—	1,745	41,269
Charles W. Olson	—	—	—	—
Bryan K. Phillips	13,115	169,589	—	—
Joseph J. Stich	—	—	—	—

(1)	Value realized upon option exercises is calculated by multiplying (a) the difference between the closing price of our common stock on the date of exercise and the exercise price of the option by (b) the number of shares covered by the portion of each option exercised.

(2)	Value realized upon the vesting of stock awards is calculated by multiplying the closing price of our common stock on the vesting date by the number of shares of common stock underlying the vested portion of each stock award.

Potential Payouts Upon Termination or Change of Control

Arrangements with Mr. Maharaj.    In connection with his hiring in December 2010, the Company entered into a Severance Agreement with Gary R. Maharaj, our President and Chief Executive Officer. Pursuant to the Severance Agreement, Mr. Maharaj will be eligible for certain severance benefits in the event that his employment is terminated by the Company without cause, or by him for good reason. In particular, in the event his employment is terminated without cause, Mr. Maharaj will receive (1) a severance payment equal to twelve months of his then-current annual base salary, and (2) continuation coverage of life, health or dental benefits for up to 18 months. Further, in the event that Mr. Maharaj’s employment is terminated by the Company without cause and he is unable to secure subsequent employment primarily because of his obligations under the Non-Competition, Invention, Non-Disclosure Agreement, the Company will extend his base salary severance payments (not to exceed 12 additional months) so long as he is able to demonstrate that he is diligently seeking alternate employment.

Additionally, pursuant to the Severance Agreement, Mr. Maharaj will be provided with severance benefits in the event his employment with the Company is terminated following a change in control of the Company. If, within twelve months following the occurrence of a change of control, Mr. Maharaj’s employment with the Company is terminated either by the Company without cause, or by him for good reason, then Mr. Maharaj will receive: (1) a severance payment equal to two and one-half times the average cash compensation paid to him during the three most recent taxable years, and (2) continuation coverage of life, health or dental benefits for up to 18 months. In addition, any unvested portions of Mr. Maharaj’s outstanding options will immediately vest and become exercisable, any remaining forfeiture provisions on his outstanding restricted stock awards will immediately lapse, and the target number of shares subject to his outstanding performance awards will immediately vest and become payable.

Arrangements with other Executives.    In addition to the arrangements discussed above with respect to Mr. Maharaj, each of our other named executives has entered into Change of Control Agreements with the Company. The term of these agreements extends until the twelve-month anniversary of the date on which a change of control occurs. Each agreement will automatically terminate and the executive will not be entitled to any of the compensation and benefits described in the agreement if, prior to a change of control occurring, the executive’s employment with the Company terminates for any reason or no reason, or if the executive no longer serves as an executive officer of the Company. Each executive will be provided with severance benefits in the event his employment with the Company is terminated following a “change of control” (as defined in the agreements) of the Company. If, within twelve months following the occurrence of a change of control, the executive’s employment with the Company is terminated either by the Company without cause, or by him for “good reason” (as defined in the agreements), then the executive will receive: (1) a severance payment equal to two times the sum of the executive’s (i) base salary in effect as of the date of the change of control termination, and (ii) an amount equal to the target short-term incentive opportunity for the year in which the change of control termination occurs; and (2) continuation coverage of life, health or dental benefits for up to 18 months. In addition, any unvested portions of the executive’s outstanding options or stock appreciation rights will immediately vest and become exercisable; any remaining forfeiture provisions associated with his outstanding restricted stock awards will immediately lapse; and all shares or units subject to all outstanding performance share awards shall become immediately vested and payable at the applicable target performance objectives. None of the Change of Control Agreements includes provisions requiring the Company to make an excise tax gross up payment. If the severance benefits payable to an executive would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code, such payment shall either be reduced so that it will not constitute an excess parachute payment, or paid in full, depending on which payment would result in the executive receiving the greatest after tax payment. In case of the latter, the executive would be liable for any excise tax owed.

Other than with respect to the arrangements described above, and as contained in the table below, no executive officer has any contractual right to severance or other termination benefits. The table below reflects estimated benefits for Mr. Maharaj under the Severance Agreement, and for Messrs. LaFrence, Olson, Phillips and Stich under the terms of their Change of Control agreements described above, in each case assuming that the triggering event occurred on September 30, 2015.

Name	Severance Amounts ($)(1)	Accelerated Vesting			Other Benefits ($)(5)	Estimated Tax Gross-Up ($)	Total ($)
		Performance Shares ($)(2)	Stock Options ($)(3)	Stock Awards ($)(4)
Gary R. Maharaj	1,849,015	997,935	207,953	—	33,287	—	3,088,190
Andrew D. C. LaFrence	756,000	327,818	11,564	38,111	32,809	—	1,166,302
Charles W. Olson	807,799	345,400	71,988	—	27,047	—	1,252,234
Bryan K. Phillips	823,759	345,400	71,988	—	2,322	—	1,243,469
Joseph J. Stich	696,919	345,400	71,988	—	26,876	—	1,141,183

(1)	Represents estimated severance benefits that would be paid following an eligible termination occurring after a change of control. For Mr. Maharaj, this amount is equal to two and one-half times the average cash compensation (i.e., annual salary and cash incentive payments) paid to him during the three most recent taxable years prior to such termination. For all other executives, this amount is equal to two times the sum of the executive’s annual salary and the target annual cash incentive opportunity.

(2)	Represents the target value of outstanding and unvested performance share awards, except for the performance shares granted for the three-year performance period ended September 30, 2015, which payout value is based on actual performance through September 30, 2015.

(3)	Represents the market gain (intrinsic value) of unvested options as of September 30, 2015 at the closing price on that date of $21.84 per share.

(4)	Represents the value of unvested restricted stock awards as of September 30, 2015 at the closing price on that date of $21.84 per share.

(5)	Represents the estimated value of the continuation of coverage under life, health, and dental benefit plans for up to eighteen months.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge and based on written representations from our officers and directors, we believe that all reports required to be filed pursuant to Section 16(a) during the fiscal year ended September 30, 2015, were filed in a timely manner, except for a Form 4 filing in December 2014 for Mr. Olson reporting a sale of shares made pursuant to a trading plan, and a Form 4 filing in March 2015 for Mr. LaFrence reporting the withholding of shares to satisfy taxes incident to vesting of a restricted stock award.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of three of the Company’s outside directors, including the directors listed below who were the members of the committee at the end of the fiscal year ended September 30, 2015. In accordance with the written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1) reviewed and discussed the audited financial statements with management;

(2) discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, as amended or supplemented; and

(3) received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as filed with the SEC.

Members of the Audit Committee:

Ronald B. Kalich, Chair

José H. Bedoya (member of the Audit Committee until December 18, 2015)

Susan E. Knight

Shawn T. McCormick (member of the Audit Committee effective December 18, 2015)

Audit and Other Fees

Set forth below are the aggregate fees billed by Deloitte & Touche LLP, our independent registered public accounting firm, for each of our last two fiscal years:

	Fiscal year ended September 30
	2015	2014
Audit Fees(1)	$404,955	$323,096
Audit-Related Fees(2)	—	29,365
Tax Fees	—	—
All Other Fees(3)	2,600	2,600

Total	$407,555	$355,061

(1)	Audit services consisted principally of services related to the audit of our consolidated financial statements included in our Annual Reports on Form 10-K and review of financial statements included in our Quarterly Reports on Form 10-Q.

(2)	Audit-related services in fiscal 2014 were primarily related to the review of our registration statement on Form S-3 (File No.: 333-197757) filed on July 31, 2014.

(3)	All other fees for fiscal years 2015 and 2014 related to subscription fees for access to technical accounting materials.

The Company’s Audit Committee pre-approved all of the services described in each of the items above. In addition, the Audit Committee considered whether provision of the above non-audit services was compatible with maintaining Deloitte & Touche LLP’s independence and determined that such services did not adversely affect Deloitte & Touche LLP’s independence.

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal #3)

The Audit Committee of the Board of Directors of the Company has appointed the firm of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2016, subject to ratification of this appointment by the shareholders of the Company. Deloitte & Touche LLP has acted as the Company’s independent registered public accounting firm since fiscal 2002. In the event that shareholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will re-evaluate their selection as the Company’s independent registered public accounting firm for fiscal 2016.

Representatives of Deloitte & Touche LLP are expected to be present at the virtual Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available to respond to appropriate questions from the Company’s shareholders.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2016.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal #4)

The Company is presenting the following proposal, which gives you as a shareholder the opportunity to endorse or not endorse the compensation of our named executive officers as described in this proxy statement by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Securities Exchange Act. While our Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption ‘Executive Compensation and Other Information’ of this proxy statement.”

The Board believes that our fiscal 2015 executive compensation programs were tailored to our company’s business strategies, aligned pay with performance and reflect many of the best practices regarding executive compensation. Accordingly, the Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption “Executive Compensation and Other Information” of this proxy statement. Proxies will be voted FOR approval of the proposal unless otherwise specified.

The Board has decided that the Company will hold an advisory vote on the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”) annually until the next required vote on the frequency of Say-on-Pay Votes or until the Board determines that it is in the best interest of the Company to hold such vote with a different frequency. The next Say-on-Pay Vote will be held at our annual meeting to be held early in calendar year 2017.

APPROVAL OF AN AMENDMENT TO THE

SURMODICS, INC. 2009 EQUITY INCENTIVE PLAN

(Proposal #5)

Introduction

We are asking our shareholders to approve an amendment to our 2009 Equity Incentive Plan (the “2009 Plan”) that will increase the share reserve under the 2009 Plan by 500,000 shares, from 1,500,000 shares to 2,000,000 shares. No other changes are proposed for the 2009 Plan.

When the 2009 Plan was approved by our shareholders on February 8, 2010, no further awards were permitted under our then existing 2003 Equity Incentive Plan, as amended and restated (the “2003 Plan”), and the 2009 Plan’s original share reserve of 1,500,000 shares was supplemented by the number of shares remaining available for future awards under the 2003 Plan. Since it became effective, the 2009 Plan has been the only active plan under which equity awards may be made to our employees and non-employee directors.

As of December 31, 2015, there were 537,959 shares of our common stock remaining available for future grants under the 2009 Plan. Because of the importance of providing competitive levels of equity-based compensation to our employees, and in light of our pattern of share usage during recent years, we believe that the shares remaining under the 2009 Plan will likely be insufficient to continue making awards beyond 2016. As a result, our Board of Directors (the “Board”) has approved and is recommending to our shareholders for their approval the proposed amendment to the 2009 Plan to add 500,000 shares to the 2009 Plan’s share reserve. A copy of the proposed amendment to the 2009 Plan is attached to this proxy statement as Appendix A.

Shareholder Approval and Board of Directors Recommendation

Shareholder approval of the proposed amendment to the 2009 Plan is being sought in order to (i) satisfy the shareholder approval requirements of the NASDAQ Stock Market, (ii) obtain shareholder re-approval of the material terms of awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Code”), including the business criteria on which performance goals are based and the maximum awards that may be made to any individual, and (iii) obtain shareholder approval of the increased number of shares that may be subject to incentive stock options under Code Section 422.

Our Board recommends that our shareholders vote FOR the amendment to the 2009 Plan because it believes that increasing the 2009 Plan’s share reserve is critical to providing the additional shares and the types and sizes of awards that will be critical in enabling us to continue to provide a competitive mix of compensation to our key employees.

Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of the amendment to the 2009 Plan. Under applicable Minnesota law, approval of the proposal requires the affirmative vote of the holders of a majority of the total votes cast on the proposal, provided that the total number of votes cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal. If the amendment to the 2009 Plan is not approved by the shareholders, the 2009 Plan will remain in effect, and we will remain subject to its existing share reserve.

Key Compensation Practices

The 2009 Plan includes a number of provisions that we believe promote and reflect compensation practices that closely align our equity compensation arrangements with the interests of our shareholders, including the following key features:

•

No repricing of underwater options or stock appreciation rights without shareholder approval.    The 2009 Plan prohibits, without shareholder approval, actions to reprice, replace or repurchase options or stock appreciation rights (“SARs”) when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

•	No discounted option or SAR grants. The 2009 Plan requires that the exercise price of options or SARs be at least equal to the fair market value of our common stock on the date of grant.

•

No automatic single trigger accelerated vesting upon a change in control.    The 2009 Plan provides the Compensation Committee (the “Committee”) with the discretion to provide for the consequences it deems appropriate in the event of a change in control, and does not provide for automatic accelerated vesting of time-based awards or above-target accelerated vesting of performance-based awards upon a change in control.

•

Conservative share recycling provisions.    We may not add back to the 2009 Plan’s share reserve shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any award, and shares subject to an SAR award that are not issued in connection with the stock settlement of that award upon its exercise.

•

No liberal definition of “change in control.”    No change in control would be triggered by stockholder approval of a business combination transaction, the announcement or commencement of a tender offer or any Board assessment that a change in control is imminent.

•

Dividends and dividend equivalents subject to performance conditions.    Dividends and dividend equivalents payable with respect to the unvested portion of restricted stock and restricted stock unit awards whose vesting is subject to the satisfaction of performance conditions will be subject to the same restrictions as the underlying shares or units.

•	No reload options. The 2009 Plan prohibits the grant of options in consideration for the delivery of shares to the Company in payment of an option exercise price or withholding taxes.

•

Awards subject to Company’s clawback policy.    Awards granted under the 2009 Plan will be subject to the Company’s recently adopted policy regarding the recovery of incentive-based compensation in connection with an accounting restatement resulting from material non-compliance with financial reporting requirements.

Description of the 2009 Plan as Proposed to Be Amended

The major features of the 2009 Plan as proposed to be amended are summarized below. The summary is qualified in its entirety by reference to the full text of the 2009 Plan, which has been filed as Appendix B to the definitive proxy statement for our 2016 Annual Meeting that we have filed with the Securities and Exchange Commission (“SEC”) and which is available at the SEC’s website, www.sec.gov.

Purpose of the 2009 Plan.    The purpose of the 2009 Plan is to provide employees, directors and consultants with an incentive to put forth maximum efforts for the Company’s success and to provide a valuable means of attracting, retaining and aligning the interests of management, personnel and members of the Board with those of the Company’s shareholders, as well as attracting new management personnel when needed for future operations and growth.

Administration.    The 2009 Plan will be administered by the Committee, which consists of two or more directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, “outside directors” for purposes of Section 162(m) of the Code, and “independent directors” under the regulations of the NASDAQ Stock Market. Subject to the provisions of the 2009 Plan, the Committee will have the power to make awards under the 2009 Plan and to determine when and to whom awards will be granted, and the form, amount, and other terms and conditions of each award. The Committee will have the authority to interpret the 2009 Plan and any award or agreement made under the 2009 Plan; to establish, amend, waive, and rescind any rules and regulations relating to the administration of the 2009 Plan; to determine the terms and provisions of any agreements entered into under the 2009 Plan; and to make all other determinations necessary or advisable for the administration of the 2009 Plan. In addition, to the extent permitted by applicable law, the Committee may delegate all or any portion of its administrative authority under the 2009 Plan to one or more non-employee directors or executive officers of the Company with respect to 2009 Plan participants who are not officers or directors of the Company subject to the requirements of Section 16 of the Securities Exchange Act of 1934. With respect to participants outside the United States, the Committee also has the authority under the 2009 Plan to modify the terms of awards held by such participants and take other actions in order to comply with the laws of other countries or the requirements of foreign securities exchanges. With respect to awards made to non-employee directors, the 2009 Plan provides that the Board will perform the duties and have the administrative responsibilities of the Committee.

Eligible Participants.    All non-employee directors of the Company and all employees of and qualified consultants and advisers to the Company and its affiliates are eligible to receive awards under the 2009 Plan at the discretion of the Board or the Committee, as applicable. As of December 31, 2015, there were six non-employee directors of the Company, approximately 168 employees of the Company and its subsidiaries and an indeterminate number of consultants and advisers who were eligible to participate in the 2009 Plan.

Available Shares and Limitations on Awards.    The total number of shares of common stock of the Company available for issuance under the 2009 Plan is 2,000,000 plus the number of shares that remained available for grant under the 2003 Plan on the original effective date of the 2009 Plan (subject to adjustment for future stock splits, stock dividends, and similar changes in the capitalization of the Company). The 2009 Plan’s share reserve will be reduced by one share for every share subject to an option or stock appreciation rights award that is granted, and by 1.5 shares for every share subject to an award other than an option or stock appreciation rights award. In addition, any shares subject to an award under the 2009 Plan, or to an award under the 2003 Plan that was outstanding on the original effective date of the 2009 Plan, that expires, is forfeited, cancelled, or otherwise terminated will, to the extent of such forfeiture, cancellation or termination, again be available for award under the 2009 Plan, with the 2009 Plan’s share reserve replenished based on the same share ratio by which it was decreased at the time the applicable award was granted. Shares used to satisfy the purchase price of an option or tax withholding obligations in connection with any form of award, and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right will not be available for grant again under the 2009 Plan.

No participant may receive awards of stock options or stock appreciation rights in any fiscal year of the Company under the 2009 Plan involving more than 200,000 shares of our common stock. In addition, no participant may receive awards (other than options and stock appreciation rights) in any fiscal year of the Company that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (the “Code”) involving more than 200,000 shares of our common stock.

Award Agreements and Amendments.    Awards under the 2009 Plan are to be evidenced by written or electronic agreements containing the terms and conditions of the awards. Such agreements may be amended unilaterally by the Company unless any such amendment would materially impair the rights of participants, in which case the consent of the participants would be required. In addition, no option or stock appreciation right award agreement may be amended to decrease the applicable option price or base price, nor may any other action be taken that would constitute a “repricing” of an option or stock appreciation right for accounting purposes, without the prior consent of the Company’s stockholders.

Types of Awards.    The types of awards that may be granted under the 2009 Plan include incentive and nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, performance shares and other stock-based awards.

Subject to certain restrictions applicable to incentive stock options, awards granted under the 2009 Plan will be exercisable by the participants at such times as are determined by the Committee, but in no event may the term of an award be longer than seven years after the date of grant. In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of awards that may be granted under the 2009 Plan are as follows:

Incentive and Nonqualified Stock Options.    Both incentive and nonqualified stock options may be granted to participants at such exercise prices as the Committee may determine, but the exercise price for any option may not be less than 100% of the fair market value of a share of our common stock as of the date the option is granted. “Fair market value” under the 2009 Plan as of any date means the closing sale price of a share of our common stock on the NASDAQ Global Select Market on that date. As of January 6, 2016, the closing sale price of a share of our common stock on the NASDAQ Global Select Market was $19.49.

Stock options may be granted and exercised at such times as the Committee may determine, except that (a) incentive stock options may be granted only to employees, (b) no incentive stock options may be granted more than ten years after the effective date of the 2009 Plan, (c) an option shall not be exercisable more than seven years after the date of grant, and (d) the aggregate fair market value of the shares of common stock of the Company with respect to which incentive stock options granted under the 2009 Plan and any other plan of the Company first become exercisable in any calendar year for any employee may not exceed $100,000, or such other limit as may be imposed by the Code. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of stock of the Company.

The purchase price payable upon exercise of options may be paid in cash, or, if the Committee permits, (i) payment under a broker-assisted sale and remittance program, (ii) by withholding shares otherwise issuable to the participant upon exercise of the option, or (iii) by delivery of shares of common stock already owned by the participant (in each case, such shares having a fair market value as of the date the option is exercised equal to the purchase price of the shares being purchased), or a combination thereof, unless otherwise provided in the participant’s option agreement.

Upon the termination of a participant’s employment, the unvested portions of all of the participant’s options will be forfeited, and a limited period of time after termination will generally be provided during which the vested portions of the options may be exercised (unless termination is for cause, in which case no post-termination exercise is permitted). This period will generally be six months after termination if employment ends because of the participant’s death or disability, and three months after termination if employment ends for any other reason. These periods may not, in any case, extend beyond the expiration date of an option, and may be varied by the terms of the applicable award agreements.

Stock Appreciation Rights.    A stock appreciation right granted to a participant entitles the recipient to receive the excess of (i) the fair market value of a specified number of shares of common stock on the date of exercise, over (ii) the aggregate exercise price of that number of shares, which may not be less than the fair market value of that number of shares on the date of the grant, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. A stock appreciation right may be paid in cash, shares of common stock of the Company or a combination of cash and shares as determined by the Committee. No stock appreciation right may be exercised more than ten years after its date of grant. Stock appreciation rights may be exercised after a termination of employment in accordance with the same rules applicable to options.

Performance Shares.    Performance share awards entitle the participant to future payments of shares of our common stock based upon the degree to which specified performance goals have been achieved over the course of a performance period determined by the Committee. Performance periods of awards can vary (e.g. one year or three year performance periods) and will be specified in a recipient’s award agreement. Each performance share has an initial value equal to the fair market value of a share of common stock of the Company on the date of grant. Unless otherwise provided in an applicable award agreement, a participant will forfeit all such awards if employment ends during the performance period.

Restricted Stock Awards and Restricted Stock Units.    The Committee may grant participants shares of common stock of the Company that are subject to a risk of forfeiture and such transfer and other restrictions and vesting conditions as the Committee may determine. The Board may also grant participants restricted stock units, each of which provides a participant the right to receive a share of common stock of the Company after satisfaction of vesting conditions, and which are also subject to restrictions and a risk of forfeiture. Awards of restricted stock provide the participant with regular cash dividends and voting rights prior to vesting, but the dividends shall be subject to the same restrictions and risk of forfeiture as the underlying shares if the award is subject to performance-based vesting conditions.

Other Stock-Based Awards.    The Committee may also grant other awards that are valued in whole or in part by reference to, or are otherwise based on and/or payable in, shares of our common stock. The Committee has the discretion to determine the terms and conditions of these other stock-based awards so long as they are consistent with the vesting requirements and other provisions and purposes of the 2009 Plan.

Performance-Based Compensation Under Code Section 162(m).    The Committee may grant awards under the 2009 Plan to employees who are or may be “covered employees,” as defined in Code Section 162(m), that are intended to be “performance-based compensation” within the meaning of Section 162(m) in order to preserve the deductibility of those awards for federal income tax purposes. Under current IRS interpretations, our “covered employees” for any year are our chief executive officer and our other executive officers (not including our chief financial officer) who are the three other most highly compensated executive officers employed by us at the end of that year. With respect to awards other than options and stock appreciation rights, participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period only to the extent that pre-established objective performance goals set by the Committee for that performance period are satisfied. Options and stock appreciation rights granted under the 2009 Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.

The pre-established performance goals set by the compensation committee must be based on one or more of the following performance measures specified in the 2009 Plan: (i) revenue; (ii) net income; (iii) shareholders equity; (iv) earnings per share; (v) return on equity; (vi) return on assets; (vii) total shareholder return; (viii) net operating income; (ix) cost controls; (x) cash flow; (xi) operating cash flow; (xii) increase in revenue; (xiii) economic value added; (xiv) increase in share price or earnings; (xv) return on investment; (xvi) return on invested capital; (xvii) department or business unit performance goals; (xviii) client contracting goals; (xix) technological and business development milestones and contracting goals; (xx) increase in market share; (xxi) regulatory, clinical or commercial milestones; and (xxii) quality control, and may relate to performance by the Company or any subsidiary, affiliate, division or business unit of the Company. The Committee may define the manner of calculating the performance measures it chooses to use in any performance period, including the use of “non-GAAP” adjustments to such measures. Any Performance Measure utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, affiliate or individual performance

Transferability.    During the lifetime of a participant to whom an award is granted, only such participant (or, if so provided in the applicable agreement, a permitted transferee as hereafter described) may exercise an option or stock appreciation right or receive payment with respect to any other award. No award (other than an award of stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so will not be effective, except that (a) an award may be transferred to a successor in the event of a participant’s death, and (b) to the extent permitted by the Committee, an award other than an incentive stock option may be transferable pursuant to a qualified domestic relations order or transferable to members of the participant’s immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, so long as the participant receives no consideration for the transfer.

Duration, Adjustments, Modifications, Terminations.    The 2009 Plan will remain in effect until all shares of our common stock subject to the 2009 Plan are distributed, the tenth anniversary of the date our shareholders originally approved the 2009 Plan, or the 2009 Plan is terminated as described below.

The 2009 Plan also gives the Board the right to amend, terminate or suspend the 2009 Plan, except that no amendment shall be effective without stockholder approval if such approval is required by applicable laws or regulations or the rules of the principal securities exchange on which our common stock is listed. No amendment or modification of the 2009 Plan shall materially impair the rights of any participant under any previously granted award without the consent of the participant, unless the amendment or modification is made to comply with applicable law.

Changes in Capitalization.    In the event of a stock dividend, stock split, or other recapitalization that is considered an “equity restructuring” for accounting purposes, the Board shall cause there to be made an equitable adjustment to the number and type of securities reserved for issuance under the 2009 Plan, and to outstanding awards (including without limitation the number and kind of securities to which such awards are subject, and the exercise or strike price of such awards) to the extent such awards would not otherwise automatically adjust in the equity restructuring. The Board has the discretion to make similar adjustments in connection with other changes in the Company’s capitalization, including due to a merger or consolidation.

Change in Control.    In the event of a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, or a statutory share exchange involving capital stock of the Company, the Board has the discretion, but not the obligation, to take certain actions in accordance with the terms of the 2009 Plan, which may include providing for the assumption, replacement, cancellation, acceleration of vesting or cash out of outstanding awards.

Federal Tax Considerations

Certain U.S. federal income tax consequences applicable to awards under the 2009 Plan are summarized below.

Incentive Stock Options.    No federal income tax is payable by a participant upon the grant of an incentive stock option and we are not entitled to claim a tax deduction at the time of grant. When an optionee exercises an incentive stock option while employed by us or within the three-month (six months for disability) period after termination of employment, no ordinary income will be recognized by the optionee at that time. If the shares acquired upon exercise are not disposed of until more than one year after the date of exercise and more than two years after the date of grant, the excess of the sale proceeds over the aggregate exercise price of such shares will be a long-term capital gain to the optionee, and we will not be entitled to a tax deduction under such circumstances. Except in the event of death, if the shares are disposed of before the end of the one- or two-year holding periods (a “disqualifying disposition”), the excess of the fair market value of such shares at the time of exercise over the aggregate exercise price (but generally not more than the amount of gain realized on the disposition) will be ordinary income to the optionee at the time of such disqualifying disposition. We generally will be entitled to a federal tax deduction equal to the amount of ordinary income recognized by the optionee upon a disqualifying disposition. If the optionee pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for those shares have not been met, the optionee will be treated as having made a disqualifying disposition of those shares.

For alternative minimum tax purposes, an incentive stock option will be treated as if it were a nonqualified stock option, the tax consequences of which are discussed below.

Nonqualified Stock Options.    A participant will have no taxable income, and the Company will not be entitled to any related deduction, at the time a nonqualified stock option is granted under the 2009 Plan. At the time of exercise of a nonqualified stock option, the participant will realize ordinary income, and the Company will be entitled to a corresponding deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option exercise price. Upon disposition of the shares, any additional gain or loss realized by the participant after exercise will be taxed as a capital gain or loss.

Stock Appreciation Rights and Performance Share Awards.    Generally, (a) the participant will not realize income upon the grant of a stock appreciation right or performance share, (b) the participant will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash or shares of common stock are delivered to the participant upon exercise of a stock appreciation right or in payment of the performance share award, and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date of issuance. Upon disposition of shares received by a participant upon exercise of a stock appreciation right or in payment of a performance share award, the participant will recognize capital gain or loss equal to the difference between the amount received upon such disposition and the fair market value of the shares on the date they were originally received by the participant.

Restricted Stock.    Unless the participant files an election to be taxed under Section 83(b) of the Code, (a) the participant will not realize income upon the grant of restricted stock, (b) the participant will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restricted shares vest and the restrictions lapse, and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date it vests. If the participant files an election to be taxed under Section 83(b) of the Code, the tax consequences to the participant and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date the restricted stock vests.

When the participant disposes of restricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the participant realizes ordinary income will be treated as a capital gain or loss.

Restricted Stock Units.    A recipient of restricted stock units will not recognize taxable income upon the making of the grant and the Company will not be entitled to a deduction at such time. Upon payment or settlement of a restricted stock unit award, the participant will recognize ordinary income equal to the value of the shares or the cash received and the Company will be entitled to a corresponding deduction.

Section 162(m) of the Code.    Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain covered employees (as described above) in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as “performance-based compensation.” The 2009 Plan is intended to meet the requirements of Section 162(m), but awards other than options and stock appreciation rights will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established objective performance goals.

Section 409A of the Code.    The foregoing discussion of tax consequences of awards under the 2009 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

Awards Under the Amended Plan

Because the amendment to the 2009 Plan will not become effective until it is approved by our shareholders, neither the Committee nor the Board has approved any awards under, or subject to, the 2009 Plan as proposed to be amended. In addition, because all awards under the 2009 Plan are discretionary with the Committee or the Board, neither the number nor types of future 2009 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable. Information regarding awards made under the 2009 Plan during fiscal 2015 to our named executive officers is provided under the caption “Grants of Plan-Based Awards” on page 33 of this Proxy Statement.

Equity Compensation Plan Information

The following table provides information related to the Company’s equity compensation plans in effect as of September 30, 2015:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	1,309,770	17.45	938,391(1)
Equity compensation plans not approved by shareholders	0	N/A	0

Total	1,309,770	17.45	938,391

(1)	Excludes shares that may be issued under the Company’s 1999 Employee Stock Purchase Plan, as amended. As of September 30, 2015, 38,826 shares of our common stock that remained available for issuance under this plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF

AN AMENDMENT TO THE SURMODICS, INC. 2009 EQUITY INCENTIVE PLAN.

APPROVAL OF AN AMENDMENT TO THE SURMODICS, INC.

1999 EMPLOYEE STOCK PURCHASE PLAN

(Proposal #5)

Introduction

We are asking our shareholders to approve an amendment to our 1999 Employee Stock Purchase Plan, as amended and restated (the “ESPP”) that will (i) increase the share reserve under the Plan by 200,000 shares, from 400,000 shares to 600,000 shares, and (ii) permit employees of designated international subsidiaries to participate in the ESPP. No other changes are proposed for the ESPP. A copy of the proposed amendment to the ESPP is attached to this proxy statement as Appendix C.

The ESPP is a stock purchase plan that generally allows employees of SurModics and its participating subsidiaries to purchase shares of SurModics stock at a discount. The ESPP is designed to qualify as an “employee stock purchase plan” under Section 423 of the Code. As of December 31, 2015, 38,826 shares of our common stock remained available for issuance under the ESPP.

Shareholder Approval and Board of Directors Recommendation

Shareholder approval of the proposed amendment to the ESPP is being sought in order to satisfy the shareholder approval requirements of Code Section 423 and maintain the ESPP’s status as a tax-qualified, non-discriminatory employee benefit plan for purposes of the NASDAQ Stock Market’s Listing Rules.

Our Board recommends that our shareholders vote FOR the amendment to the ESPP because it believes that the ESPP has played an important role in retaining employees and giving employees a sense that they have an important stake in the Company’s success. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of the amendment to the ESPP. Under applicable Minnesota law, approval of the proposal requires the affirmative vote of the holders of a majority of the total votes cast on the proposal, provided that the total number of votes cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal. A vote against this proposal will mean that the number of shares reserved for issuance under the ESPP will remain at 400,000.

Description of the ESPP as Proposed to Be Amended

The major features of the ESPP as proposed to be amended are summarized below. The summary is qualified in its entirety by reference to the full text of the ESPP, which has been filed as Appendix D to the definitive proxy statement for our 2015 Annual Meeting that we have filed with the Securities and Exchange Commission (“SEC”) and which is available at the SEC’s website, www.sec.gov.

Administration.    The administration of the ESPP is vested in the Board or such Committee as the Board shall appoint. Subject to the express provisions of the ESPP, the Board has authority, in its discretion, to interpret and construe any and all provisions of the ESPP, adopt rules and regulations for administering the ESPP, determine the terms and conditions that will apply to options under the ESPP, designate the Company subsidiaries that may participate in the ESPP, and make all other determinations deemed necessary or advisable for administering the ESPP. The Board may authorize officers of the Company to carry out the day-to-day operation of the ESPP.

Eligibility and Participation.    All full- and part-time employees of SurModics and its participating subsidiaries who are customarily employed for twenty hours or more per week are eligible to participate in the ESPP. However, no employee shall be eligible to participate if the employee would possess more than 5% of the outstanding voting power of SurModics or of any of its participating subsidiaries. In addition, As of December 31, 2015, approximately 168 employees of Surmodics and its subsidiaries are eligible to participate in the ESPP.

Participation in the ESPP is voluntary. An eligible employee may elect to participate in the ESPP for any purchase phase by completing the requisite payroll deduction form and delivering it to Human Resources no later than the date specified by the Company’s Vice President, Human Resources, which shall be prior to the beginning date of the purchase phase. An employee may also change his or her participation for any subsequent purchase phase by submitting a new payroll deduction form during the enrollment period prior to that purchase phase. An employee who elects to participate in the ESPP for any purchase phase will be deemed to have elected to participate in the ESPP for each subsequent consecutive purchase phase unless he or she elects to discontinue payroll deductions during a purchase phase or exercises his or her right to withdraw all amounts previously withheld. In this event, the employee must submit a change of election form or a new payroll deduction form, as applicable, to participate in the ESPP for any subsequent purchase phase.

Available Shares and Limitations on Purchases.    The total number of shares of Surmodics common stock to be available for issuance under the ESPP is 600,000. No participant is permitted to accrue the right to purchase SurModics common stock under the ESPP at a rate that exceeds $25,000 per calendar year (based upon the fair market value of the stock as determined at the beginning of each purchase phase under the ESPP).

Purchase Phases.    The ESPP is carried out in a series of consecutive phases, which are three months in duration unless the Board specifies a different duration. The Board has currently specified that the duration shall be six months. Purchases of shares are made at the end of each phase, and each phase commences immediately after the previous phase has ended. By participating in the ESPP, a participant is deemed to have received an option during each phase to purchase shares of Surmodics common, with the number of shares subject to the option dependent upon the amount the participant contributes to the ESPP during the phase and the ultimate purchase price determined for that phase.

Before the commencement of each phase, a participant may elect to have from 1% to 10% of his or her cash compensation withheld each pay period during the phase. An employee may not increase his or her elected percentage for a phase after the delivery deadline, but an employee may reduce or discontinue entirely his or her elected percentage for the phase one time during a phase by filing an amended election form. At the end of the phase, each participant’s contributions shall be used to purchase whole shares of SurModics common stock using all of the funds the participant has had withheld during the phase. The purchase price per share is the lesser of (i) 85% of the fair market value of a share of SurModics common stock as of the commencement date of the phase; or (ii) 85% of the fair market value of such stock as of the termination date of the phase. For purposes of determining the purchase price, “fair market value” means the average closing price for a share of Surmodics common stock on the NASDAQ Global Select Market over the five trading days immediately preceding the commencement date or termination date of the phase, as applicable. As of January 6, 2016, the closing price of a share of our common stock on the NASDAQ Global Select Market was $19.49.

Withdrawal and Termination of Employment.    employee participant may, preceding the termination date of a phase, withdraw all payroll deductions then credited to his or her account by giving written notice to the Company. Upon receipt of the notice of withdrawal, all payroll deductions credited to the employee’s account will be paid to him or her, with interest at the Federal Discount Rate as quoted in the Wall Street Journal as of the commencement date of the purchase phase, compounded monthly, from the commencement date of the purchase phase through the date of payment, and no further payroll deductions will be made for such employee during that phase. Partial withdrawals of payroll deductions are not permitted.

If an employee’s employment is terminated for any reason prior to the termination date of any phase in which he or she is participating, whether voluntarily or involuntarily, no purchases will be made under the ESPP for the employee and the payroll deductions credited to his or her account will be returned to the employee without interest.

Adjustments, Amendments and Termination.    Under the ESPP, if the issued and outstanding shares of SurModics common stock are changed into or exchanged for a different number or kind of shares or securities of SurModics or of another issuer through a reorganization, merger, consolidation, divestiture (including a spin-off), liquidation, recapitalization, reclassification, stock dividend, stock split, combination of shares, rights offering or any other change in the corporate structure, the Board shall, in its sole discretion, subject to any required shareholder approval, adjust the number and kind of securities subject to, and reserved under, the ESPP, and adjust the number and kind of securities subject to outstanding options and, where applicable, the purchase price per share for such securities.

In the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation, reorganization, divestiture (including a spin-off), liquidation, reclassification or extraordinary dividend, after which the Company is not the surviving corporation, the Board may, in its sole discretion, at the time of adoption of the plan for such transaction, provide for one or more of the following: (i) the acceleration of the exercisability of outstanding options granted at the commencement of the phase then in effect, to the extent of the accumulated payroll deductions made as of the date of such acceleration; (ii) the complete termination of the ESPP and a refund of amounts credited to the employees’ accounts; or (iii) the continuance of the ESPP only with respect to completion of the then current phase and the exercise of options thereunder.

The ESPP may be terminated or suspended at any time by the Board, but except under circumstances described in the previous two paragraphs, no termination or suspension will take effect with respect to any ongoing phase. Also, the Board may amend the ESPP as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Code or other applicable laws or regulations, except that no amendment shall materially impair the rights of a participant with respect to an ongoing phase without the participant’s consent, and no amendment shall be effective without shareholder approval if such approval is required for compliance with Code Section 423 or other applicable laws or regulations.

Transferability.    An option to purchase shares during a phase is not transferable by a participant and may be exercised only by the participant during his or her lifetime. No payrolls deductions under the ESPP nor any right of a participant to purchase stock under the ESPP may be sold, assigned, transferred, exchanged, or otherwise encumbered or disposed of, and any attempt to do so will not be effective.

Plan Benefits

Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deduction. Accordingly, future purchases under the ESPP are not determinable.

Federal Income Tax Consequences

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, a participant recognizes no taxable income upon the purchase of shares under the ESPP. The participant does not recognize taxable income until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares. In addition, certain favorable tax consequences may be available to the participant if shares purchased pursuant to the ESPP are not disposed of by the participant within two years after the date the option to purchase shares associated with the applicable purchase phase was deemed granted. The Company generally will not receive an income tax deduction upon either the grant or exercise of the option.

If a participant sells the shares purchased under the ESPP before the two-year holding period is satisfied, the sale is treated as a “disqualifying disposition.” The consequences of a disqualifying disposition are that the participant has ordinary income in the year of the disposition equal to the discount on the price paid for the shares at the time of purchase, regardless of the value of the shares at the time of sale. Any additional gain or loss on the sale is treated as short- or long-term capital gain or loss, depending on how long the participant has held the shares after the date he or she purchased them. (If the shares are held for a year or longer, the gain or loss will be long-term.) SurModics will be entitled to a deduction equal to the amount that the employee includes into ordinary income, subject to SurModics’ requirement to report the income. SurModics is entitled to this deduction for its taxable year within which the employee’s taxable year ends during which the disqualifying disposition occurred.

If a participant sells the shares purchased under the ESPP after the two-year holding period is satisfied, the sale is treated as a “qualifying disposition.” The consequences of a qualifying disposition are that a portion of the participant’s overall gain on the sale is treated as ordinary income, and the rest is treated as a long-term capital gain. The amount of ordinary income equals the lesser of (i) the amount by which the fair market value of the shares on the date of sale exceeds the purchase price, or (ii) the purchase price discount determined by using the stock price on the date the associated option was deemed granted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AN AMENDMENT TO THE SURMODICS, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN.

SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2017 annual meeting of shareholders must be received by the Company by September 10, 2016, to be considered for inclusion in the Company’s Proxy Statement and related Proxy for the 2017 annual meeting. Any other shareholder proposal intended to be presented at the 2017 annual meeting, but not included in the Company’s Proxy Statement and related Proxy, must be received by the Company on or before November 19, 2016.

ANNUAL REPORT

The notice regarding the availability of proxy materials will contain instructions as to how you can access our Annual Report to Shareholders, including our Annual Report on Form 10-K containing financial statements for the fiscal year ended September 30, 2015, over the internet. It will also tell you how to request, free of charge, a paper or e-mail copy of our Annual Report on Form 10-K.

EXHIBITS TO FORM 10-K

The Company will furnish to each person whose Proxy is being solicited, upon written request of any such person, a copy of any exhibit described in the exhibit list accompanying the Form 10-K, upon the payment, in advance, of reasonable fees related to the Company’s furnishing such exhibit(s). Requests for copies of such exhibit(s) should be directed to Mr. Bryan K. Phillips, Corporate Secretary, at the Company’s principal address.

OTHER BUSINESS

Neither management nor the Board knows of any matters to be presented at the Annual Meeting other than the matters described above. If any other matter properly comes before the Annual Meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.

Your vote is very important no matter how many shares you own. You are urged to read this proxy statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy by following the instructions for voting provided in the proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Susan E. Knight

Chair of the Board

Dated: January 8, 2016

Eden Prairie, Minnesota

Appendix A

AMENDMENT TO

THE SURMODICS, INC.

2009 EQUITY INCENTIVE PLAN

This Instrument amending the SurModics, Inc. 2009 Equity Incentive Plan (the “Plan”) is made by SurModics, Inc., a Minnesota corporation (the “Company”), and shall be effective as of the date of the approval of shareholders of the Plan, as amended, at the Company’s Annual Meeting of Shareholders to be held on February 17, 2016. Unless otherwise defined, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Plan.

WHEREAS, on September 21, 2009, the Board of Directors of the Company (the “Board”) authorized the adoption of the Plan, which plan was approved by shareholders at the Company’s Annual Meeting of Shareholders held on February 8, 2010; and

WHEREAS, Section 16(c) reserves for the Board the authority to amend the Plan, from time to time, subject to the limitations contained in that Section and the Board desires to amend the Plan as set forth below.

THEREFORE, the Plan is hereby amended as follows:

1. The number of Shares that may be issued under the Plan is hereby increased by an additional 500,000, to an aggregate of 2,000,000, and Section 4(a) is amended to read as follows:

“4. Shares Available Under the Plan.

(a) Maximum Shares Available. Subject to Sections 4(b) and 4(c), and to adjustment as provided in Section 17, a total of 2,000,000 Shares shall be authorized for grant under the Plan. All Shares authorized for grant under this Plan may be granted as Incentive Stock Options. In determining the number of Shares to be counted against this limit in connection with any Award, the following rules shall apply:

(1) Each Share that is subject to an Award of Options or Stock Appreciation Rights shall be counted against the Shares available for distribution under this Plan as one Share.

(2) Each Share (or security that is convertibly into, or equivalent to, a Share) that is subject to any Award other than Options or Stock Appreciation Rights shall be counted against the Shares available for distribution under this Plan as one and one-half (1.50) Shares.

(3) Where the number of Shares subject to the Award is variable on the Grant Date, the number of Shares to be counted against the limit prior to the settlement of the Award shall be the maximum number of Shares that could be received under that particular Award.

(4) Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the limit prior to the settlement of the Award shall be the largest number of Shares that would be counted against the limit under either of the Awards.”

2. Upon approval of this amendment by the shareholders, the Plan shall be conformed to reflect the changes made by this amendment.

3. Except as amended above, the Plan shall remain in full force and effect.

A-1

Appendix B

SURMODICS, INC.

2009 EQUITY INCENTIVE PLAN

(As Amended and Restated [February 17, 2016])

1. Purpose.    The purpose of the SurModics, Inc. 2009 Equity Incentive Plan (the “Plan”) is to promote the interests of the Company and its shareholders by providing key personnel of, and advisors to, the Company and its Affiliates with an opportunity to acquire a proprietary interest in the Company. The opportunity to acquire a proprietary interest in the Company will aid in attracting, motivating and retaining key personnel and advisors, including Non-Employee Directors, and will align their interests with those of the Company’s shareholders.

2. Definitions.    The capitalized terms used in the Plan have the meanings set forth below.

(a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

(b) “Agreement” means any written or electronic agreement, instrument or document evidencing the grant of an Award in a form approved by the Committee, including all amendments thereto.

(c) “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock-Based Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means the Participant’s (i) incompetence or failure or refusal to perform satisfactorily any duties reasonably required of the Participant by the Company; (ii) violation of any law, rule or regulation (other than traffic violations, misdemeanors or similar offenses) or cease-and-desist order, court order, judgment, regulatory directive or agreement; (iii) commission or omission of, or engaging in, any act or practice that constitutes a material breach of the Participant’s fiduciary duty to the Company, involves personal dishonesty on the part of the Participant or demonstrates a willful or continuing disregard for the best interests of the Company; (iv) engaging in dishonorable or disruptive behavior, practices or acts which would be reasonably expected to harm or bring disrepute to the Company, its business or any of its customers, employees or vendors; (v) any failure of the Participant to materially conform to the Company’s Code of Ethics and Business Conduct; or (vi) the Participant’s material breach of any confidentiality, non-disclosure, non-solicitation, non-competition, invention assignment or similar agreement with the Company or any Affiliate.

(f) “Change in Control” means one of the following:

(1) Any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”), provided, however, that the following shall not constitute a Change in Control:

(A) any acquisition of beneficial ownership by the Company or a subsidiary of the Company;

(B) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries;

(C) any acquisition or beneficial ownership by any corporation (including without limitation an acquisition in a transaction of the nature described in part (3) of this definition) with respect to which, immediately following such acquisition, more than 65%, respectively, of (x) the combined voting power of the Company’s then outstanding Voting Securities and (y) the Company’s then outstanding Common Stock is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Common Stock, respectively, of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Common Stock, as the case may be, immediately prior to such acquisition;

(D) any acquisition of Voting Securities or Common Stock directly from the Company; or

(E) any acquisition of beneficial ownership by the Participant or a group, acting in concert, that includes the Participant;

(2) Continuing Directors shall not constitute a majority of the members of the Board. For purposes of this Plan, “Continuing Directors” means: (A) individuals who, on the effective date of this Plan, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the effective date of this Plan for whose election proxies shall have been solicited by the Board or (C) any individual elected or appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships, provided that a “Continuing Director” shall not include an individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the threatened election or removal of directors (or other actual or threatened solicitation of proxies or consents) by or on behalf of any person other than the Board; or

(3) Consummation of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Common Stock immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 65% of, respectively, (x) the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and (y) the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Common Stock, as the case may be; provided, however, that such a transaction shall not be deemed to be a Change in Control with respect to a Participant if a majority of the then combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, exchange or disposition of assets referred to above, by the Participant or by a group, acting in concert, that includes the Participant.

Notwithstanding the foregoing, for purposes of Awards hereunder that are subject to the provisions of Code Section 409A, no Change in Control shall be deemed to have occurred upon an event described in clauses (1) through (3) above that would have the effect of changing the time or form of payment of such Award unless such event would also constitute a change in the ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company for purposes of Code Section 409A.

(g) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

(h) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3 hereof, each member of which shall be (i) an independent director within the meaning of the rules and regulations of The NASDAQ Stock Market, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an “outside director” for purposes of Code Section 162(m).

(i) “Common Stock” means the common stock, par value $.05, of the Company.

(j) “Company” means SurModics, Inc., a Minnesota corporation, or any successor thereto.

(k) “Continuing Directors” has the meaning set forth in Section 2(f)(2).

(l) “Corporate Transaction” means (i) dissolution or liquidation of the Company, (ii) a sale of substantially all of the assets of the Company, or (iii) a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation.

(m) “Disability” means, unless otherwise defined in an Agreement, any medically determinable physical or mental impairment that causes the Participant to be unable to carry out his job responsibilities for a continuous period of more than six months, in the sole determination of the Committee.

(n) “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(p) “Fair Market Value” of a Share means the closing sale price of a Share on the NASDAQ Global Select Market (or such other national securities exchange as may at the time be the principal market for the Shares) on the date of determination (or if no sale occurred on that day, on the next preceding day on which a sale of Shares occurred). If the Shares are not then listed and traded upon a national securities exchange but are regularly quoted on an automated quotation system or by a recognized securities dealer, Fair Market Value of a Share shall be the closing sale price (or the average of the high bid and low asked prices if selling prices are not reported) on such system or by such dealer on the date of determination (or if no such prices were reported on that day, on the last day such prices were reported). In the absence of an established market for the Shares as described above, Fair Market Value of a Share will be what the Committee determines in good faith and in a manner consistent with Code Section 409A to be 100% of the fair market value of a Share on that date.

(q) “FAS 123R” has the meaning set forth in Section 17.

(r) “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(s) “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422.

(t) “Non-Employee Director” means a member of the Board who is not an Employee.

(u) “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.

(v) “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price.

(w) “Other Stock-Based Award” means an Award described in Section 12 of this Plan.

(x) “Parent” means a “parent corporation,” as defined in Code Section 424(e), of the Company.

(y) “Participant” means a person to whom an Award is or has been made in accordance with the Plan.

(z) “Performance-Based Compensation” means an Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Code Section 162(m)(3)) and that is intended to constitute “performance-based compensation” within the meaning of Code Section 162(m)(4)(C).

(aa) “Performance Measures” means any measures of performance established by the Committee that must be satisfied as a condition precedent to the vesting of an Award of Performance-Based Compensation. Performance Measures shall consist of any one, or a combination of, the following attributes of the Company: (i) revenue; (ii) net income; (iii) shareholders equity; (iv) earnings per share; (v) return on equity; (vi) return on assets; (vii) total shareholder return; (viii) net operating income; (ix) cost controls; (x) cash flow; (xi) operating cash flow; (xii) increase in revenue; (xiii) economic value added; (xiv) increase in share price or earnings; (xv) return on investment; (xvi) return on invested capital; (xvii) department or business unit performance goals; (xviii) client contracting goals; (xix) technological and business development milestones and contracting goals; (xx) increase in market share; (xxi) regulatory, clinical or commercial milestones; and (xxii) quality control, in all cases including, if selected by the Committee, threshold, target and maximum levels. Any Performance Measure utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, Affiliate or individual performance.

(bb) “Performance Period” means the period of time, as specified in an Agreement, during which Performance Measures must be achieved.

(cc) “Performance Shares” means the right to receive a designated number of Shares upon the achievement of specified levels of one or more Performance Measures as provided in this Plan and the applicable Agreement.

(dd) “Prior Plan” means the SurModics, Inc. 2003 Equity Incentive Plan, as amended and restated.

(ee) “Plan” has the meaning set forth in Section 1.

(ff) “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(gg) “Restricted Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(hh) “Securities Act” means the Securities Act of 1933, as amended and in effect from time to time.

(ii) “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services, or upon the entity for which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(jj) “Service Provider” means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services to the Company or any Affiliate.

(kk) “Share” means a share of Common Stock.

(ll) “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(mm) “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(nn) “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the company or any Affiliate combines.

(oo) “Successor” means the guardian or legal representative of an incompetent Participant, or if the Participant is deceased, means the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciate Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.

(pp) “Termination Date” has the meaning set forth in Section 16(b).

(qq) “Transferee” means any “family member” (as defined by Rule 701(c)(3) under the Securities Act) of the Participant.

(rr) “Voting Securities” has the meaning set forth in Section 2(f)(1).

3. Administration of the Plan.

(a) Administration.    The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

(b) Scope of Authority.    Subject to the terms of the Plan, the Committee shall have the exclusive authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1) determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2) cancelling or suspending an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 16(c) and (d); and

(3) establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, and making all other determinations necessary or desirable for the administration of the Plan.

Notwithstanding anything in this Plan to the contrary, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.

(c) Acts of the Committee; Delegation.    A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to determine and administer Awards to Participants who are not subject to Section 16 of the Exchange Act to one or more persons who are either Non-Employee Directors or executive officers of the Company.

(d) Finality of Decisions.    The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan, and all related decisions or resolutions of the Board or Committee, shall be final and binding on all parties with an interest therein.

(e) Indemnification.    Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan in accordance with Section 3(c), shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and (ii) any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Certificate of Incorporation or Bylaws of the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4. Shares Available Under the Plan.

(a) Maximum Shares Available.    Subject to Sections 4(b) and 4(c), and to adjustment as provided in Section 17, a total of 2,000,000 Shares shall be authorized for grant under the Plan. All Shares authorized for grant under this Plan may be granted as Incentive Stock Options. In determining the number of Shares to be counted against this limit in connection with any Award, the following rules shall apply:

(1) Each Share that is subject to an Award of Options or Stock Appreciation Rights shall be counted against the Shares available for distribution under this Plan as one Share.

(2) Each Share (or security that is convertibly into, or equivalent to, a Share) that is subject to any Award other than Options or Stock Appreciation Rights shall be counted against the Shares available for distribution under this Plan as one and one-half (1.50) Shares.

(3) Where the number of Shares subject to the Award is variable on the Grant Date, the number of Shares to be counted against the limit prior to the settlement of the Award shall be the maximum number of Shares that could be received under that particular Award.

(4) Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the limit prior to the settlement of the Award shall be the largest number of Shares that would be counted against the limit under either of the Awards.

(b) Effect of Forfeitures and Other Actions.    To the extent that any Award is forfeited or terminates without vesting, or any Option or Stock Appreciation Right terminates, expires or lapses without being exercised, the Shares subject to such Award not delivered as a result thereof shall again be available for Awards under the Plan. Shares tendered or withheld to pay the exercise price of an Option or to pay any tax withholding related to any Award will count against the limitations set forth in Section 4(a) and will not be added back to the Shares available under the Plan. When a Stock Appreciation Right that may be settled for Shares is exercised, the number of Shares subject to the Agreement shall be counted against the number of Shares available for issuance under the Plan as one Share for every Share subject thereto, regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

(c) Forfeitures Under Prior Plan.     To the extent that any stock option or restricted stock award is forfeited or terminates without vesting, or any stock option terminates, expires or lapses without being exercised, under the Prior Plan, the Shares subject to such stock option or restricted stock award not delivered as a result thereof shall be available for Awards under the Plan. Notwithstanding the foregoing, Shares tendered or withheld to pay the exercise price of a stock option or to pay tax withholding on an award under the Prior Plan will not be added back to the Shares available under the Plan.

(d) Source of Shares.     Shares issued under the Plan shall be authorized and unissued Shares. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, pay cash in lieu of any fractional Share in settlement of an Award.

(e) Individual Option and SAR Limit.     The aggregate number of Shares subject to Options and/or Stock Appreciation Rights granted during any calendar year to any one Participant shall not exceed 200,000.

5. Eligibility.     Participation in the Plan shall be limited to (i) Service Providers and (ii) any individual the Company desires to induce to become a Service Provider, so long as any such inducement grant is contingent upon such individual becoming a Service Provider. Notwithstanding the foregoing, Incentive Stock Options may only be granted to Employees.

6. General Terms of Awards.

(a) Award Agreement.     Except for Other Stock-Based Awards that involve only the immediate issuance of unrestricted and fully vested Shares, each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award.

(b) Vesting and Term.     Each Agreement shall set forth the period until the applicable Award is scheduled to expire and any applicable Performance Period. The Committee may provide for such vesting conditions as it may determine.

(c) Transferability.     Except as provided in this Section 6(c), (i) during the lifetime of a Participant only the Participant (or that Participant’s Successor) may exercise an Option or Stock Appreciation Right, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered other than to a Successor in the event of a Participant’s death. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred or assigned pursuant to a divorce decree or a domestic relations order, and may be transferable, to the extent permitted by law, to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any Transferee or Successor.

(d) Termination of Service.     Unless otherwise provided in an Agreement, and subject to Section 13 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or Stock Appreciation Right, as applicable):

(1) Upon termination of Service for Cause, all unexercised Options and SARs and all unvested portions of any other outstanding Awards shall be immediately forfeited and terminated without consideration;

(2) Upon termination of Service for any reason other than for Cause, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited and terminated without consideration;

(3) Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised within three months of the date of such termination; or

(4) Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised within six months of the date of such termination.

(e) Rights as Shareholder.     No Participant, Successor, or Transferee shall have any rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant, Successor, or Transferee becomes the holder of record of the Shares, if any, to which the Award relates.

(f) Performance-Based Awards.     Any Award may be granted as Performance-Based Compensation if the Committee establishes one or more Performance Measures upon which vesting, the lapse of restrictions or settlement in solely in Shares is contingent. With respect to any Award intended to be Performance-Based Compensation, the Committee shall establish and administer Performance Measures in the manner described in Section 19.

7. Restricted Stock Awards.

(a) Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its sole discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award.

(b) Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Common Stock certificates issued in the name of the Participant. Any such Common Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the transfer restrictions and restrictive legend applicable to any book-entry evidencing such Shares will be removed, or a certificate for the Shares bearing no restrictive legend shall be delivered to the Participant or a Successor or a Transferee.

(c) Except as otherwise provided in this Plan or the applicable Agreement, a Participant with a Restricted Stock Award shall have all the other rights of a shareholder, including the right to receive dividends and the right to vote the Shares of Restricted Stock. Except as otherwise provided in this Plan or the applicable Agreement, any Shares or property other than regular cash dividends distributed with respect to unvested Shares subject to a Restricted Stock Award shall be subject to the same conditions and restrictions as the underlying Shares. Notwithstanding the foregoing, cash dividends on Shares subject to Restricted Stock or Restricted Stock Units Awards that have performance vesting provisions shall be subject to the same conditions and restrictions as the related Shares.

8. Restricted Stock Unit Awards.     A Restricted Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Unit Award. Following the vesting of a Restricted Stock Unit Award, payment to the Participant shall be made in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. Such payment shall either comply with the provisions of Code Section 409A or be made within such time period after vesting as will qualify such payment for the “short-term deferral” exemption from Code Section 409A.

9. Stock Option Awards.

(a) Type and Exercise Price.     The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Non-Statutory Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date.

(b) Payment of Exercise Price.     The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, which may include, to the extent permitted by the Committee, payment under a broker-assisted sale and remittance program acceptable to the Committee. The purchase price may be paid in cash or, if the Committee so permits, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased), or a combination thereof, unless otherwise provided in the Agreement. A Participant exercising an Option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.

(c) Exercisability and Expiration.     Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. No Option shall be exercisable more than seven years after its Grant Date. In no event shall any Option be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.

(d) No Reload Options.     Options will not be granted under the Plan in consideration for, and the grant of Options will not be conditioned on, the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other Option.

(e) Incentive Stock Options.

(1) An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 (or such other limit as may be required by the Code to qualify the Option as an Incentive Stock Option). To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option.

(2) No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.

(3) The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

10. Stock Appreciation Rights.

(a) Nature of Award.     An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or a Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified exercise price that shall not be less than 100% of the Fair Market Value of such Shares on the Grant Date of the Stock Appreciation Right.

(b) Exercise of SAR.     Each Stock Appreciation Right may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement; provided that no Stock Appreciation Right shall be exercisable more than ten years after its Grant Date. No Stock Appreciation Right shall be exercisable at any time after its scheduled expiration. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant (or a Successor or Transferee) shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

11. Performance Shares.

(a) Initial Award.

(1) An Award of Performance Shares under the Plan shall entitle the Participant (or a Successor or Transferee) to future payments of Shares based upon the achievement of specified levels of one or more Performance Measures over the course of the relevant Performance Period. The Agreement shall specify the nature and requisite level(s) of achievement for each Performance Measure and the length of the Performance Period applicable to an Award of Performance Shares, and may provide that a portion of the Shares for a Participant’s Award will be issued for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the issuance, which shall either comply with the provisions of Code Section 409A or be in a lump sum occurring within the period necessary to cause it to qualify as a “short-term deferral” within the meaning of Code Section 409A.

(2) Following the conclusion or acceleration of each Performance Period, the Committee shall determine (i) the extent to which Performance Measures have been attained; (ii) the number of Performance Shares that have been earned and the value thereof; and (iii) the extent to which any other terms and conditions with respect to an Award relating to the Performance Period have been satisfied.

(b) Acceleration and Adjustment.     The Agreement may permit an acceleration of the Performance Period and an adjustment of Performance Measures and issuance of Shares with respect to some or all of the Performance Shares awarded to a Participant upon the occurrence of certain events, which may include a Change of Control, a Corporate Transaction, a recapitalization of the Company or an Affiliate, a change in the accounting practices of the Company, a change in the Participant’s title or employment responsibilities, or the Participant’s death or Disability. The Agreement also may provide for a limitation on the value of an Award of Performance Shares that a Participant may receive.

12. Other Stock-Based Awards.     The Committee may from time to time grant Common Stock and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

13. Corporate Transaction.

(a) In the event of a proposed Corporate Transaction, the Committee may, but shall not be obligated to:

(1) With respect to a Corporate Transaction that involves a merger or consolidation, make appropriate provision for the protection of the outstanding Awards by the substitution of options, stock appreciation rights, restricted stock, restricted stock units, Performance Shares or other stock-based awards and appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the Parent of the Company or such surviving corporation, in lieu of such outstanding Awards;

(2) With respect to any Corporate Transaction, including, without limitation, a merger or consolidation, declare, prior to the occurrence of the Corporate Transaction, and provide written notice of such declaration to each holder of an Option or Stock Appreciation Right, that (i) each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Corporate Transaction in exchange for payment to each holder of an Option or Stock Appreciation Right, promptly after the Corporate Transaction, of cash (or, if the Committee so elects in lieu of solely cash, of such form(s) of consideration, including cash and/or property, solely or in such combination as the Committee shall determine, that the holders of Options and Stock Appreciation Rights would have received as a result of the Corporate Transaction if such holders had exercised the Options and Stock Appreciation Rights immediately prior to the Corporate Transaction) equal to, for each Share covered by a canceled Option or Stock Appreciation Right, the amount, if any, by which the fair market value (as defined in this Section 13(a)(2)) per Share exceeds the exercise price per Share covered by such Option or Stock Appreciation Right, and (ii) at the time of the declaration, each Option and Stock Appreciation Right shall immediately become exercisable in full and each holder of an Option or Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option or Stock Appreciation Right as to all or any part of the Shares covered thereby in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 13(a)(2), each outstanding Option and Stock Appreciation Right, to the extent that it shall not have been exercised prior to the Corporate Transaction, shall be canceled at the time of, or immediately prior to, the Corporate Transaction, as provided in the declaration. For purposes of Section 13(a) only, “fair market value” per Share means the fair market value, as determined in good faith by the Committee, of the consideration to be received per Share by the shareholders of the Company upon the occurrence of the Corporate Transaction, notwithstanding anything to the contrary provided in this Agreement;

(3) With respect to any Corporate Transaction, including, without limitation, a merger or consolidation, declare, prior to the occurrence of the Corporate Transaction, and provide written notice of such declaration to each holder of an Option or Stock Appreciation Right, that (i) each outstanding Option and Stock Appreciation Right then exercisable, or that becomes exercisable pursuant to the terms of the Agreement related to such Option or Stock Appreciation Right prior to the occurrence of such Corporate Transaction, shall be canceled at the time of, or immediately prior to the occurrence of, the Corporate Transaction in exchange for payment to each holder of an Option or Stock Appreciation Right, promptly after the Corporate Transaction, of cash (or, if the Committee so elects in lieu of solely cash, of such form(s) of consideration, including cash and/or property, solely or in such combination as the Committee shall determine, that the holders of Options and Stock Appreciation Rights would have received as a result of the Corporate Transaction if such holders had exercised the Options and Stock Appreciation Rights immediately prior to the Corporate Transaction) equal to, for each Share covered by a canceled Option or Stock Appreciation Right, the amount, if any, by which the fair market value per Share exceeds the exercise price per Share covered by such Option or Stock Appreciation Right, and (ii) each outstanding Option and Stock Appreciation Right that does not become exercisable prior to the occurrence of such Corporate Transaction, shall be canceled at the time of, or immediately prior to, the Corporate Transaction without payment or any other consideration. In the event of a declaration pursuant to this Section 13(a)(3), each outstanding Option and Stock Appreciation Right, to the extent that it shall not have been exercised prior to the Corporate Transaction, shall be canceled at the time of, or immediately prior to, the Corporate Transaction, as provided in the declaration;

(4) With respect to any Corporate Transaction, including, without limitation, a merger or consolidation, declare, prior to the occurrence of the Corporate Transaction, and provide written notice of such declaration to each holder of an Option or Stock Appreciation Right, that each outstanding Option and Stock Appreciation Right shall be canceled at the time of, or immediately prior to the occurrence of, the Corporate Transaction without payment or any other consideration. In the event of a declaration pursuant to this Section 13(a)(4), each outstanding Option and Stock Appreciation Right, to the extent that it shall not have been exercised prior to the Corporate Transaction, shall be canceled at the time of, or immediately prior to, the Corporate Transaction, as provided in the declaration;

(5) With respect to any Corporate Transaction, including, without limitation, a merger or consolidation, declare, prior to the occurrence of the Corporate Transaction, and provide written notice of such declaration to each holder of an Option or Stock Appreciation Right, that (i) each outstanding Option and Stock Appreciation Right shall be canceled at the time of, or immediately prior to the occurrence of, the Corporate Transaction without payment or any other consideration, and (ii) at the time of the declaration, each Option and Stock Appreciation Right shall immediately become exercisable in full and each holder of an Option or Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option or Stock Appreciation Right as to all or any part of the Shares covered thereby in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 13(a)(5), each outstanding Option and Stock Appreciation Right, to the extent that it shall not have been exercised prior to the Corporate Transaction, shall be canceled at the time of, or immediately prior to, the Corporate Transaction, as provided in the declaration;

(6) Provide, upon the occurrence of the Corporate Transaction, for the vesting and corresponding waiver of forfeiture conditions and other restrictions on Restricted Stock Awards, Restricted Stock Unit Awards or Performance Share Awards that are outstanding as of the occurrence of the Corporate Transaction, and provide for notice thereof to the holders of such Awards; or

(7) Provide that, upon the occurrence of the Corporate Transaction, any portions of any Restricted Stock Awards, Restricted Stock Unit Awards or Performance Share Awards that are subject to vesting conditions, forfeiture conditions or other restrictions as of the occurrence of the Corporate Transaction shall be canceled without payment or any other consideration, and provide for notice thereof to the holders of such Awards.

(b) Notwithstanding the foregoing, no holder of an Award shall be entitled to the payment provided for in this Section 13 with respect to any portion of such Award as shall have expired or been forfeited prior to the occurrence of the applicable Corporate Transaction.

14. Plan Participation and Service Provider Status.     Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continuous service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s continuous service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

15. Tax Withholding.     The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes, and (ii) require a Participant or other person receiving Shares under the Plan to pay to the Company or any Affiliate a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact to the Company or any Affiliate) through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

16. Effective Date, Duration, Amendment and Termination of the Plan.

(a) Effective Date.     The Plan shall become effective on the date it is approved by the requisite vote of the Company’s shareholders.

(b) Duration of the Plan.     The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 16(c), or the tenth anniversary of the date of shareholder approval of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise.

(c) Amendment and Termination of the Plan.     Except as limited in Section 16(d) below, the Board may at any time and from time to time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval if the rules of the principal securities exchange on which the Shares are then listed or other applicable laws or regulations require shareholder approval of such amendment. No termination, suspension, or amendment of the Plan or any Agreement may materially and adversely affect any right acquired by any Participant (or Successor or Transferee) under an Award granted before the date of termination, suspension, or amendment, unless (i) otherwise agreed to by the Participant in the Agreement or otherwise, (ii) required as a matter of law or (iii) effectuated pursuant to Section 20(e) of this Plan. It will be conclusively presumed that any adjustment for changes in capitalization provided for in Sections 11(b) or 17, and any amendment to the Plan or any Agreement to avoid the imposition of any additional tax under Code Section 409A does not adversely affect these rights.

(d) No Option or SAR Repricing.     Except as provided in Section 17, no Option or Stock Appreciation Right granted under the Plan may be amended to decrease the exercise price thereof, or be cancelled in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated under accounting rules or otherwise as a “repricing” of such Option or Stock Appreciation Right, unless such action is approved by the Company’s shareholders.

17. Adjustment for Changes in Capitalization.     In the event of any equity restructuring (within the meaning of Statement of Financial Accounting Standards No. 123 (revised 2004), or as such standard is subsequently codified in the Financial Accounting Standards Board Accounting Standards Codification TM , collectively referred to herein as “FAS 123R”) that causes the per share value of Shares to change, such as a stock dividend or stock split, the Committee shall cause there to be made an equitable adjustment to the number and kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards (including but not limited to the number and kind of Shares to which such Awards are subject, and the exercise or strike price of such Awards) to the extent such other Awards would not otherwise automatically adjust in the equity restructuring; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Incentive Stock Options to violate Code Section 422(b) or any successor provision; provided further, that no such adjustment shall be authorized under this Section to the extent that such adjustment would cause an Award to be subject to adverse tax consequences under Code Section 409A. In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FAS 123R, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.

18. Dividend Equivalents.     An Award (other than an Option or SAR) that does not involve the issuance of Shares concurrently with the grant of the Award may, if so determined by the Committee, provide the Participant with the right to receive dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares are earned, vested or acquired), which payments may be either made currently, credited to an account for the Participant, or deemed to have been reinvested in additional Shares which shall thereafter be deemed to be part of and subject to the underlying Award, including the same vesting and performance conditions. Dividend equivalent amounts credited to an account for the Participant may be settled in cash or Shares or a combination of both, as determined by the Committee, and shall be subject to the same vesting and performance conditions as the underlying Award.

19. Performance-Based Compensation.

(a) Designation of Awards.     If the Committee determines at the time an Award is granted to a Participant who is then an executive officer of the Company that such Participant is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 19 will be applicable to such Award, which shall be considered Performance-Based Compensation.

(b) Performance Measures.     If an Award is subject to this Section 19, then the lapsing of restrictions thereon and the distribution of Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more of the Performance Measures specified in the definition of that term in this Plan. When establishing Performance Measures for a Performance Period, the Committee may exclude amounts or charges relating to an event or occurrence that the Committee determines, consistent with the requirements of Code Section 162(m), should appropriately be excluded. The Committee may also adjust Performance Measures for a Performance Period to the extent permitted by Code Section 162(m) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee will determine the amount of Shares to be issued in connection with an Award subject to this Section 19 consistent with the requirements of Code Section 162(m), and may adjust downward, but not upward, the number of Shares determined to be otherwise issuable in connection with such an Award.

(c) Limitations.     Subject to adjustment as provided in Section 17, no Participant may be granted Performance-Based Compensation in any calendar year with respect to more than 200,000 Shares.

20. Other Provisions.

(a) Unfunded Plan.     The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between on one hand the Company and/or its Affiliates, and on the other hand a Participant or Successor or Transferee. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b) Limits of Liability.

(1) Any liability of the Company to any Participant or Successor or Transferee with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(2) Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(c) Compliance with Applicable Legal Requirements.     No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state securities laws, the Securities Act, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.

(d) Other Benefit and Compensation Programs.     Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e) Requirements of Law.

(1) To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

(2) If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(3) It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 20(e)(3), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(4) It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered in accordance with this intent. For Awards subject to Code Section 409A, the following provisions shall apply:

(A) Separation from Service.     If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s termination of employment or other Service, then notwithstanding any other provision of this Plan, a termination of employment or other Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service,” as such term is defined for purposes of Code Section 409A.

(B) Timing of Payment to a Specified Employee.     If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee,” as such term is defined for purposes of Code Section 409A, then notwithstanding any other provision of this Plan, no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the “specified employees” for all deferred compensation plans subject to Code Section 409A; otherwise, “specified employees” will be identified using the default standards contained in the regulations under Code Section 409A.

Appendix C

AMENDMENT TO

THE SURMODICS, INC.

1999 EMPLOYEE STOCK PURCHASE PLAN

This Instrument amending the SurModics, Inc. 1999 Employee Stock Purchase Plan (the “Plan”) is made by SurModics, Inc., a Minnesota corporation (the “Corporation”), and shall be effective as of the date of the approval of shareholders of the Plan, as amended, at the Corporation’s Annual Meeting of Shareholders to be held on February 17, 2016. Unless otherwise defined, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Plan.

WHEREAS, on November 30, 2009, the Board of Directors of the Corporation (the “Board”) authorized the adoption of an amendment and restatement of the Plan, which amended and restated plan was approved by shareholders at the Corporation’s Annual Meeting of Shareholders held on February 8, 2010; and

WHEREAS, Section 16.01 reserves for the Board the authority to amend the Plan, from time to time, subject to the limitations contained in that Section and the Board desires to amend the Plan as set forth below.

THEREFORE, the Plan is hereby amended as follows:

1. The employees eligible to participate in the Plan is hereby expanded to include any employee of the Corporation or any of its Subsidiaries, including employees residing outside of the United States, and Section 3.05 is amended to read as follows:

“3.05 “Eligible Employee” means any employee who, as determined on or immediately prior to an Enrollment Period, is a full-time or part-time employee of the Corporation or one of its Subsidiaries and is customarily employed for twenty (20) hours or more per week.”

2. The definition of Subsidiary in Section 3.12 is amended to read as follows:

“3.12 “Subsidiary” means any domestic corporation that is a “subsidiary corporation” (as defined in Code Section 424(f)) of the Corporation as of the effective date of the Plan, and such other domestic or foreign corporations that are subsidiary corporations (as defined in Code Section 424(f)) of the Corporation and that have been expressly designated by the Board as corporations whose Eligible Employees may participate in the Plan.”

3. The number of shares of Stock that may be granted under the Plan is hereby increased by an additional 200,000 shares, and Section 12.01 is amended to read as follows:

“12.01 Shares Reserved. Six Hundred Thousand (600,000) shares of Stock, which may be authorized but unissued shares of the Corporation (or the number and kind of securities to which said 600,000 shares may be adjusted in accordance with Section 14.01 hereof) are reserved for issuance upon the exercise of options to be granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.”

4. Upon approval of this amendment by the shareholders, the Plan shall be conformed to reflect the changes made by this amendment.

5. Except as amended above, the Plan shall remain in full force and effect.

C-1

Appendix D

SURMODICS, INC.

1999 EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated [February 17, 2016])

ARTICLE I — ESTABLISHMENT OF PLAN

1.01 Adoption by Board of Directors.    By action of the Board of Directors of SurModics, Inc. (the “Corporation”) on November 15, 1999, the Corporation adopted an employee stock purchase plan (the “Original Plan”) pursuant to which eligible employees of the Corporation and certain of its subsidiaries may be offered the opportunity to purchase shares of Stock of the Corporation. The terms and conditions of this employee stock purchase plan, as amended from time to time as provided herein, are set forth in this plan document. The shareholders of the Corporation approved the Original Plan on January 24, 2000. The Corporation intends that the Original Plan, and as it may be amended and modified from time, shall qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended from time to time, (the “Code”) and shall be construed in a manner consistent with the requirements of Code Section 423 and the regulations thereunder.

1.02 Amendment of the Plan.    On November 30, 2009, the Board of Directors of the Corporation adopted an amendment and restatement of the Original Plan pursuant to which, among other things, the number of shares reserved for issuance upon the exercise of options granted under the Original Plan was increased. Within twelve (12) months of the Board’s adoption of the amendment and restatement, the Plan as amended and restated shall be subject to approval by the shareholders of the Corporation in the manner provided under Code Section 423 and the regulations thereunder. In the event the shareholders fail to approve the amendment and restatement of the Plan within twelve (12) months after its adoption by the Board, the amendment and restatement of the Plan shall not become effective and shall have no force and effect, and the Original Plan shall continue in effect in the same form as it existed prior to its amendment and restatement. To the extent that options under the Plan had been granted with respect to shares of Stock added to the Plan as a result of the Board’s adoption of the amendment and restatement, if the shareholders do not approve such amendment and restatement, the Corporation shall cancel all such outstanding options and return all related payroll deductions to the affected Participants without interest. No shares of stock shall be issued to any Participant with respect to any such options unless and until the shareholders approve the Plan within such twelve-month period.

ARTICLE II — PURPOSE

2.01 Purpose.    The primary purpose of the Plan is to provide an opportunity for Eligible Employees of the Corporation to become shareholders of the Corporation, thereby providing them with an incentive to remain in the Corporation’s employ, to improve operations, to increase profits and to contribute more significantly to the Corporation’s success.

ARTICLE III — DEFINITIONS

3.01 “Administrator” means the Board of Directors or such Committee appointed by the Board of Directors to administer the Plan. The Board or the Committee may, in its sole discretion, authorize the officers of the Corporation to carry out the day-to-day operation of the Plan. In its sole discretion, the Board may take such actions as may be taken by the Administrator, in addition to those powers expressly reserved to the Board under this Plan.

3.02 “Board of Directors” or “Board” means the Board of Directors of SurModics, Inc.

3.03 “Compensation” means the Participant’s base compensation, excluding commissions, overtime and all bonuses.

3.04 “Corporation” means SurModics, Inc., a Minnesota corporation.

3.05 “Eligible Employee” means any employee who, as determined on or immediately prior to an Enrollment Period, is a full-time or part-time employee of the Corporation or one of its Subsidiaries and is customarily employed for twenty (20) hours or more per week.

3.06 “Enrollment Period” means the period determined by the Administrator for purposes of accepting elections to participate during a Phase from Eligible Employees.

3.07 “Fiscal Year” means the fiscal year of the Corporation, which is the twelve-month period beginning October 1 each year and ending September 30 the following year.

3.08 “Participant” means an Eligible Employee who has been granted an option and is participating during a Phase through payroll deductions, but shall exclude those employees subject to the limitations described in Section 9.03 below.

3.09 “Phase” means the period beginning on the date that an option is granted under the Plan, otherwise referred to as the commencement date of the Phase, and ending on the date that the option is exercised, otherwise referred to as the termination date of the Phase.

3.10 “Plan” means the SurModics, Inc. 1999 Employee Stock Purchase Plan, as amended and restated.

3.11 “Stock” means the voting common stock of the Corporation.

3.12 “Subsidiary” means any domestic corporation that is a “subsidiary corporation” (as defined in Code Section 424(f)) of the Corporation as of the effective date of the Plan, and such other domestic or foreign corporations that are subsidiary corporations (as defined in Code Section 424(f)) of the Corporation and that have been expressly designated by the Board as corporations whose Eligible Employees may participate in the Plan.

ARTICLE IV — ADMINISTRATION

4.01 Administration.    Except for those matters expressly reserved to the Board pursuant to any provisions of the Plan, the Administrator shall have full responsibility for administration of the Plan, which responsibility shall include, but shall not be limited to, the following:

(a) The Administrator shall, subject to the provisions of the Plan, establish, adopt and revise such rules and procedures for administering the Plan, and shall make all other determinations as it may deem necessary or advisable for the administration of the Plan;

(b) The Administrator shall, subject to the provisions of the Plan, determine all terms and conditions that shall apply to the grant and exercise of options under this Plan, including, but not limited to, the number of shares of Stock that may be granted, the date of grant, the exercise price and the manner of exercise of an option. The Administrator may, in its discretion, consider the recommendations of the management of the Corporation when determining such terms and conditions;

(c) The Administrator shall have the exclusive authority to interpret the provisions of the Plan, and each such interpretation or determination shall be conclusive and binding for all purposes and on all persons, including, but not limited to, the Corporation and its Subsidiaries, the shareholders of the Corporation and its

Subsidiaries, the Administrator, the directors, officers and employees of the Corporation and its Subsidiaries, and the Participants and the respective successors-in-interest of all of the foregoing; and

(d) The Administrator shall keep minutes of its meetings or other written records of its decisions regarding the Plan and shall, upon requests, provide copies to the Board.

ARTICLE V — PHASES OF THE PLAN

5.01 Phases.    The Plan shall be carried out in one or more Phases, the duration, commencement dates and termination dates of which shall be determined by the Administrator in its sole discretion. Unless the Administrator determines otherwise, each Phase shall be three (3) months in duration and shall commence on March 1, June 1, September 1 and December 1 of each calendar year during the term of the Plan, and terminate on the last day of May, August, November and February, respectively. Unless the Administrator determines otherwise, no two Phases shall run concurrently.

Notwithstanding anything in the Plan to the contrary, the Administrator may also, in its sole discretion, designate a special commencement date for a special Phase with respect to those individuals who first become Eligible Employees after the commencement date of an existing Phase in connection with a merger, purchase or similar transaction. Such special phase shall terminate on the termination date of such existing Phase.

5.02 Limitations.    The Administrator may, in its discretion, limit the number of shares available for option grants during any Phase as it deems appropriate. Without limiting the foregoing, in the event all of the shares of Stock reserved for the grant of options under Section 12.01 are issued pursuant to the terms hereof prior to the commencement of one or more Phases or the number of shares of Stock remaining is so small, in the opinion of the Administrator, as to render administration of any succeeding Phase impracticable, such Phase or Phases may be canceled or the number of shares of Stock limited as provided herein. In addition, if, based on the payroll deductions authorized by Participants at the beginning of a Phase, the Administrator determines that the number of shares of Stock which would be purchased at the end of that Phase exceeds the number of shares of Stock remaining reserved under Section 12.01 hereof for issuance under the Plan, or if the number of shares of Stock remaining available for purchase under the Plan is less than the number of shares Participants are entitled to purchase pursuant to option grants by the Administrator for such Phase, then the Administrator shall make a pro rata allocation of the shares of Stock remaining available in as nearly uniform and equitable a manner as the Administrator shall consider practicable as of the commencement date of the Phase or, if the Administrator so elects, as of the termination date of the Phase. In the event such allocation is made as of the commencement date of a Phase, the payroll deductions which otherwise would have been made on behalf of Participants shall be reduced accordingly.

ARTICLE VI — ELIGIBILITY

6.01 Eligibility.    Subject to the limitations described in Section 9.03, each employee who is an Eligible Employee on or immediately prior to the commencement of a Phase shall be eligible to participate in such Phase; provided, however, that the Administrator may, in its sole discretion, establish a special eligibility date for certain Eligible Employees who become eligible to participate in the Plan in connection with a merger, purchase or similar transaction pursuant to Section 5.01. If, in the discretion of the Administrator, any Phase commences on a date other than March 1, whether an employee is an Eligible Employee shall be determined on a date selected by the Administrator.

ARTICLE VII — PARTICIPATION

7.01 Participation.    Participation in the Plan is voluntary. An Eligible Employee who desires to participate in any Phase of the Plan must complete the Plan enrollment form provided by the Administrator and deliver such form to the Administrator or its designated representative during the Enrollment Period established by the Administrator prior to the commencement date of the Phase.

7.02 Subsequent Phases.    An Eligible Employee who elects to participate in a Phase shall be deemed to have elected to participate in each subsequent Phase unless such Participant elects to discontinue payroll deductions during a Phase or exercises his or her right to withdraw amounts previously withheld, as provided under Article X hereof. In such event, such Participant must complete a change of election form or a new Plan enrollment form and file such form with the Administrator during the Enrollment Period prior to the next Phase with respect to which the Eligible Employee wishes to participate.

ARTICLE VIII — PAYMENT: PAYROLL DEDUCTIONS

8.01 Enrollment.    Each Eligible Employee electing to participate shall indicate such election on the Plan enrollment form and designate therein a percentage of such Participant’s Compensation to be deducted during each pay period during the Phase and credited to such Employee’s bookkeeping account under the Plan in accordance with Section 13.01. Subject to the Participant’s right to discontinue payroll deductions as provided in Section 10.02, the Administrator’s authority to limit payroll deductions as provided in Section 5.02, and the limitations contained in Section 9.03(a), such percentage shall be at least one percent (1%) but not more than ten percent (10%) of such Participant’s Compensation to be paid during such Phase, or such other maximum percentage as the Administrator may establish from time to time. In order to be effective, such Plan enrollment form must be properly completed and received by the Administrator by the due date indicated on such form, or by such other date established by the Administrator.

8.02 Payroll Deductions.    Payroll deductions for a Participant shall commence with the paycheck issued immediately after the commencement date of the Phase and shall terminate with the paycheck issued immediately prior to the termination date of that Phase, unless the Participant elects to discontinue payroll deductions or exercises his or her right to withdraw all accumulated payroll deductions previously withheld during the Phase as provided in Article X hereof. The authorized payroll deductions shall be made from the paychecks issued during such Phase by deducting from the Participant’s Compensation covered by each such paycheck that percentage specified by the Participant in the applicable Plan enrollment or deduction change form.

Unless the Participant elected to discontinue payroll deductions or exercised his or her right to withdraw all accumulated payroll deductions previously withheld during the preceding Phase (in which event the Participant must complete a change of election form or a new Plan enrollment form, as the case may be, to continue participation for any subsequent Phase), the Corporation shall continue to withhold from such Participant’s Compensation the same designated percentage specified by the Participant in the most recent Plan enrollment or deduction change form previously completed by the Participant for all subsequent Phases.

8.03 Change in Compensation During a Phase.    In the event that the Participant’s Compensation is increased or decreased during a Phase for any reason so that the amount actually withheld on behalf of the Participant as of the termination date of the Phase is different from the amount anticipated to be withheld as determined on the commencement date of the Phase, then the extent to which the Participant may exercise his or her option shall be based on the amounts actually withheld on his or her behalf, subject to the limitations in Article IX. In the event of a change in the pay period of any Participant, such as from biweekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to insure the deduction of the proper amount authorized by the Participant.

8.04 Decreases During a Phase.    In addition to the right to discontinue or withdraw payroll deductions during a Phase as provided in Article X, a Participant may decrease the percentage of Compensation designated to be deducted as payroll deductions during a Phase (but not below 1%) by completing and filing such deduction change forms as the Administrator may require. Such decrease shall be effective with the next payroll period beginning after the date that the Administrator receives such forms and shall apply to all remaining Compensation paid during the Phase, as well as to Compensation paid during subsequent Phases. The Participant may exercise the right to decrease his or her payroll deductions only once during each Phase.

ARTICLE IX — OPTIONS

9.01 Grant of Option.    Subject to Article X, a Participant who has elected to participate in the manner described in Article VIII and who is employed by the Corporation or a Subsidiary as of the commencement date of a Phase shall be granted an option as of such date to purchase that number of whole shares of Stock determined by dividing the total amount credited to the Participant’s account as of the termination of that Phase by the option price per share set forth in Section 9.02(a) below. The option price per share for such Stock shall be determined under Section 9.02 hereof, and the number of shares exercisable shall be determined under Section 9.03 hereof.

9.02 Option Price.    Subject to the limitations hereinbelow, the option price for such Stock shall be the lower of the amounts determined under paragraphs (a) and (b) below:

(a) Eighty-five percent (85%) of the average closing price for a share of the Corporation’s Stock as reported on The NASDAQ Global Select Market or such other established securities exchange on which the Stock then trades over the five (5) trading days immediately preceding the commencement date of the Phase; or

(b) Eighty-five percent (85%) of the average closing price for a share of the Corporation’s Stock as reported on The NASDAQ Global Select Market or such other established securities exchange on which the Stock then trades over the five (5) trading days immediately preceding the termination date of the Phase.

If the Corporation’s Stock is not listed on The NASDAQ Global Select Market or another established securities exchange, then the option price shall equal the lesser of (i) eighty-five percent (85%) of the fair market value of a share of the Corporation’s Stock as of the commencement date of the Phase; or (ii) eighty-five percent (85%) of the fair market value of such stock as of the termination date of the Phase. Such “fair market value” shall be determined by the Board.

9.03 Limitations.    No employee shall be granted an option hereunder:

(a) Which permits his or her rights to purchase Stock under all employee stock purchase plans of the Corporation and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time;

(b) If such employee would own and/or hold, immediately after the grant of the option, Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any Subsidiary. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code and the regulations thereunder shall apply.

(c) Which, if exercised, would cause the limits established by the Administrator under Section 5.02 to be exceeded.

9.04 Exercise of Option.    Subject to a Participant’s right to withdraw in the manner provided in Section 10.01, a Participant’s option for the purchase of shares of Stock will be exercised automatically on the termination date of that Phase. However, in no event shall a Participant be allowed to exercise an option for more shares of Stock than can be purchased with the payroll deductions accumulated by the Participant in his or her bookkeeping account as of the end of such Phase.

9.05 Delivery of Shares.    As promptly as practicable after the termination of any Phase, the Corporation’s transfer agent or other authorized representative shall deliver to each Participant herein certificates for that number of whole shares of Stock purchased upon the exercise of the Participant’s option. The Corporation may, in its sole discretion, arrange with the Corporation’s transfer agent or other authorized representative to establish, at the direction of the Participant, individual securities accounts to which will be credited that number of whole shares of Stock that are purchased upon such exercise, such securities account to be subject to such terms and conditions as may be imposed by the transfer agent or authorized representative.

The shares of the Corporation’s common stock to be delivered to a Participant pursuant to the exercise of an option under Section 9.04 of the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Administrator prior to the termination date of the Phase, in the names of the Participant and one other person the Participant may designate as his joint tenant with rights of survivorship, to the extent permitted by law.

Any accumulated payroll deductions remaining after the exercise of the Participant’s option shall be returned to the Participant, without interest, on the first paycheck issued for the payroll period which begins on or immediately after the commencement date of next Phase; provided, however, that the Corporation may, under rules of uniform application, retain such remaining amount in the Participant’s bookkeeping account and apply it toward the purchase of shares of Stock in the next succeeding Phase, unless the Participant requests a withdrawal of such amount pursuant to Section 10.01.

ARTICLE X — WITHDRAWAL OR

DISCONTINUATION OF PAYROLL WITHHOLDINGS

10.01 Withdrawal.    Once during the Phase, a Participant may request a withdrawal of all accumulated payroll deductions then credited to the Participant’s bookkeeping account by completing a change of election form and filing such form with the Administrator. The Participant’s request shall be effective as of the beginning of the next payroll period immediately following the date that the Administrator receives the Participant’s properly completed change of election form. As soon as administratively feasible after such payroll period, all payroll deductions credited to a bookkeeping account for the Participant will be paid to such Participant, with interest at the Federal Discount Rate as quoted in the Wall Street Journal as of the commencement date of the Phase, compounded monthly, from the commencement date of the Phase through the date of payment. No further payroll deductions will be made during that Phase or any future Phase unless the Participant completes a new Plan enrollment form as provided in Section 8.02 above. If the Participant requests a withdrawal, the option granted to the Participant under that Phase of the Plan shall immediately lapse and shall not be exercisable. Partial withdrawals of payroll deductions are not permitted.

Notwithstanding the foregoing, in order to be effective for a particular Phase, the Participant’s request for withdrawal must be properly completed and received by the Administrator on or before the date immediately preceding the termination date of the Phase established by the Administrator. Requests for withdrawal that are received after that due date shall not be effective and no withdrawal shall be made, unless otherwise determined by the Administrator.

10.02 Discontinuation.    At any time during the Phase, a Participant may also request that the Administrator discontinue any further payroll deductions that would otherwise be made during the remainder of the Phase by completing a change of election form and filing such form with the Administrator on or before the date immediately preceding the termination date of the Phase established by the Administrator. The Participant’s request shall be effective as of the beginning of the next payroll period immediately following the date that the Administrator receives the Participant’s properly completed change of election form. Upon the effective date of the Participant’s request, the Corporation will discontinue making payroll deductions for such Participant for that Phase, and all future Phases, unless the Participant completes another change of election form as provided above. Amounts credited to the Participant’s bookkeeping account prior to the effective date of the request to discontinue deductions shall be used to purchase additional shares of Stock upon termination of the current Phase in accordance with the terms of the Plan.

ARTICLE XI — TERMINATION OF EMPLOYMENT

11.01 Termination.    If, on or before the termination date of any Phase, a Participant’s employment terminates with the Corporation for any reason, voluntarily or involuntarily, including by reason of retirement or death, the payroll deductions credited to such Participant’s bookkeeping account for such Phase, if any, will be returned to the Participant, without interest, and any options granted to such Participant under the Plan shall immediately lapse and shall not be exercisable. The return of such payroll deductions shall be made to the Participant as soon as administratively practicable following the Participant’s termination of employment. In the event that such termination occurs near the end of a Phase and the Corporation is unable to discontinue payroll deductions for such Participant for his or her final paycheck(s), such deductions shall still be made but shall be returned to the Participant as provided herein. In no event shall the accumulated payroll deductions be used to purchase any shares of Stock.

If the option lapses as a result of the Participant’s death, any accumulated payroll deductions credited to the Participant’s bookkeeping account will be paid to the Participant’s estate, without interest. In the event a Participant dies after exercise of the Participant’s option but prior to delivery of the Stock to be transferred pursuant to the exercise of the option under Section 9.04 above, any such Stock and/or accumulated payroll deductions remaining after such exercise shall be paid by the Corporation to the Participant’s estate.

The Corporation will not be responsible for or be required to give effect to the disposition of any cash or Stock or the exercise of any option in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provisions of any law concerning intestacy, or otherwise. No person shall, prior to the death of a Participant, acquire any interest in any Stock, in any option or in the cash credited to the Participant’s bookkeeping account during any Phase of the Plan.

11.02 Subsidiaries.    In the event that any Subsidiary ceases to be a Subsidiary of the Corporation, the employees of such Subsidiary shall be considered to have terminated their employment for purposes of Section 11.01 hereof as of the date the Subsidiary ceased to be a Subsidiary of the Corporation.

ARTICLE XII — STOCK RESERVED FOR OPTIONS

12.01 Shares Reserved.    Six Hundred Thousand (600,000) shares of Stock, which may be authorized but unissued shares of the Corporation (or the number and kind of securities to which said 600,000 shares may be adjusted in accordance with Section 14.01 hereof) are reserved for issuance upon the exercise of options to be granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

12.02 Rights as Shareholder.    The Participant shall have no rights as a shareholder with respect to any shares of Stock subject to the Participant’s option until the date of the issuance of a stock certificated evidencing such shares, or the electronic delivery of such shares to the account of the Participant, in each case as provided in Section 9.05. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares of Stock are actually issued, except as otherwise provided in Section 14.01 hereof.

ARTICLE XIII — ACCOUNTING AND USE OF FUNDS

13.01 Bookkeeping Account.    Payroll deductions for Participants shall be credited to bookkeeping accounts, established by the Corporation for each such Participant under the Plan. A Participant may not make any cash payments into such account. Such account shall be solely for bookkeeping purposes and shall not require the Corporation to establish any separate fund or trust hereunder. All funds from payroll deductions received or held by the Corporation under the Plan may be used, without limitation, for any corporate purpose by the Corporation, which shall not be obligated to segregate such funds from its other funds. Except as otherwise provided in Section 10.01, Participants shall not be entitled to interest on the amounts credited to such bookkeeping accounts.

ARTICLE XIV — ADJUSTMENT PROVISION

14.01 General.    Subject to any required action by the shareholders of the Corporation, in the event of an increase or decrease in the number of outstanding shares of Stock or in the event the Stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or another corporation by reason of a reorganization, merger, consolidation, divestiture (including a spin-off), liquidation, recapitalization, reclassification, stock dividend, stock split, combination of shares, rights offering or any other change in the corporate structure or shares of the Corporation, the Board (or, if the Corporation is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in its sole discretion, shall adjust the number and kind of securities subject to and reserved under the Plan and, to prevent the dilution or enlargement of rights of those Participants to whom options have been granted, shall adjust the number and kind of securities subject to such outstanding options and, where applicable, the exercise price per share for such securities.

In the event of sale by the Corporation of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation, reorganization, divestiture (including a spin-off), liquidation, reclassification or extraordinary dividend (collectively referred to as a “transaction”), after which the Corporation is not the surviving corporation, the Board may, in its sole discretion, at the time of adoption of the plan for such transaction, provide for one or more of the following:

(a) The acceleration of the exercisability of outstanding options granted at the commencement of the Phase then in effect, to the extent of the accumulated payroll deductions made as of the date of such acceleration pursuant to Article VIII hereof;

(b) The complete termination of this Plan and a refund of amounts credited to the Participants’ bookkeeping accounts hereunder; or

(c) The continuance of the Plan only with respect to completion of the then current Phase and the exercise of options thereunder. In the event of such continuance, Participants shall have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding the Corporation by reason of such transaction.

In the event of a transaction where the Corporation survives, then the Plan shall continue in effect, unless the Board takes one or more of the actions set forth above. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

ARTICLE XV — NONTRANSFERABILITY OF OPTIONS

15.01 Nontransferability.    Options granted under any Phase of the Plan shall not be transferable and shall be exercisable only by the Participant during the Participant’s lifetime.

15.02 Nonalienation.    Neither payroll deductions granted to a Participant’s account, nor any rights with regard to the exercise of an option or to receive Stock under any Phase of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Corporation may, at its option, treat such act as an election to withdraw in accordance with Section 10.01.

ARTICLE XVI — AMENDMENT AND TERMINATION

16.01 General.    The Plan may be terminated or suspended at any time by the Board of Directors, provided that, except as permitted in Sections 5.02 and 14.01 hereof, no such termination or suspension shall take effect with respect to any options then outstanding. No options may be granted during any suspension of the Plan or after its termination. The Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Corporation or as may be necessary to comply with Code Section 423, as amended, and the regulations thereunder, or other applicable laws or regulations; provided, however, no such amendment shall, without the consent of a Participant, materially adversely affect or impair the right of a Participant with respect to any outstanding option; and provided, further, that no such amendment shall:

(a) increase the total number of shares for which options may be granted under the Plan (except as provided in Section 14.01 herein);

(b) change the definition of employees or the class of employees eligible to participate in the Plan; or

(c) materially increase the benefits accruing to Participants under the Plan; without the approval of the Corporation’s shareholders, if such approval is required for compliance with Code Section 423, as amended, and the regulations thereunder, or other applicable laws or regulations.

ARTICLE XVII — NOTICES

17.01 General.    All notices, forms, elections or other communications in connection with the Plan or any Phase thereof shall be in such form as specified by the Corporation or the Administrator from time to time, and shall be deemed to have been duly given when received by the Participant or his or her personal representative or by the Corporation or its designated representative, as the case may be.

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

SURMODICS, INC. 9924 WEST 74TH STREET EDEN PRAIRIE, MN 55344-3523	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SRDX16

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M98726-P70067	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SURMODICS, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR
the following:
1.	Election of Class II Directors		☐	☐	☐
Nominees

	01)	Ronald B. Kalich
	02)	Shawn T. McCormick

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	Set the number of directors at six (6);	☐	☐	☐

3.	Ratify the appointment of Deloitte & Touche LLP as SurModics’ independent registered public accounting firm for fiscal year 2016;	☐	☐	☐

4.	To approve, in a non-binding advisory vote, the Company’s executive compensation;	☐	☐	☐

5.	Approve an amendment to the Company’s 2009 Equity Incentive Plan; and	☐	☐	☐

6.	Approve an amendment to the Company’s 1999 Employee Stock Purchase Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointly owned shares will be voted as directed unless another owner instructs to the contrary, in which case, the shares will not be voted. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement/10K is available at www.proxyvote.com.

M98727-P70067

SURMODICS, INC.

Annual Meeting of Shareholders

February 17, 2016 4:00 PM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Gary R. Maharaj and Andrew D.C. LaFrence, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of SURMODICS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 4:00 PM, CST on February 17, 2016 as a virtual meeting at www.virtualshareholdermeeting.com/SRDX16, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side